EXHIBIT 2.1









                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                    BIOMEDICAL TECHNOLOGY SOLUTIONS, INC.

                                     AND

                               CET SERVICES, INC.

                                     AND

                             CET ACQUISITION CORP.

                            DATED AS OF May 8, 2008




                         AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into this 8th day of May, 2008, by and among BIOMEDICAL TECHNOLOGY SOLUTIONS, INC., a Colorado corporation ("BMTS"); CET SERVICES, INC., a California corporation ("CET"); and CET ACQUISITION CORP., a Colorado subsidiary of CET ("CETAC"). BMTS, CET and CETAC are hereinafter sometimes individually referred to as a "party" and collectively as the "parties".

                                  WITNESETH:

     WHEREAS, BMTS is engaged in the business of developing, marketing and distributing infectious waste mitigation systems; and

     WHEREAS, CET will be on the Effective Date, as hereinafter defined, the owner of 100% (the "Shares") of the issued and outstanding Common Stock of CETAC, $.0001 par value per share, representing all the issued and outstanding shares of the capital stock of CETAC;

     WHEREAS, for federal income tax purposes, the merger of CETAC with and into BMTS is intended to qualify as a tax-free reorganization pursuant to
Section 368(a)(2)(E) of the Internal Revenue Code of 1986,a as amended (the "Code"); and

     WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants under which a merger of CETAC and BMTS will occur.

     NOW, THEREFORE, for and in consideration of the premises, the mutual representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

SECTION 1: GENERAL DEFINITIONS

     For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

     1.1 Affiliate. "Affiliate" of any Person shall mean any Person Controlling, Controlled by or under common Control with such Person.

     1.2  Agreement.   "Agreement" shall include this Agreement and any and
all documents and instruments executed in connection with the Merger (as hereinafter defined).

     1.3 Best Knowledge. "Best Knowledge" shall mean both what a Person knew as well as what the Person should have known had the Person exercised reasonable diligence. When used with respect to a Person other than a natural person, the term "Best Knowledge" shall include matters that are known to the directors and officers of the Person.

     1.4 Control. "Control" and all derivations thereof shall mean the ability to either (i) vote (or direct the vote of) 50% or more of the voting interests in any Person or (ii) direct the affairs of another, whether through voting power, contract or otherwise.

     1.5 Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     1.6 Fiscal Year. "Fiscal Year" shall mean a twelve-month period beginning January 1;

     1.7 Governmental Authority. "Governmental Authority "shall mean any and all applicable foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any division or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted or existing.

     1.8 Governmental Requirement. "Governmental Requirement" shall mean any and all applicable laws (including, but not limited to, applicable common law principles), statutes, ordinances, codes, rules regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions or similar items or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority.

     1.9 Legal Requirements. "Legal Requirements" means applicable common law and any applicable statute, ordinance, code or other laws, rule, regulation, order, technical or other standard, requirement, judgment, or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority, including, without limitation, any order, decree, award, verdict, findings of fact, conclusions of law, decision or judgment, whether or not final or appealable, of any court, arbitrator, arbitration board or administrative agency.

     1.10 Net Worth. "Net Worth" shall mean the assets of a Person minus the liabilities of the Person, as of a given date as determined in accordance with generally accepted accounting principles, consistently applied with prior periods.

     1.11 Person. "Person" shall mean any natural person, any Governmental Authority and any entity the separate existence of which is recognized by any Governmental Authority or Governmental Requirement, including, but not limited to, corporations, partnerships, joint ventures, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.

     1.12  Exhibit.   Unless otherwise stated herein, the term "Exhibit" when
used in this Agreement shall refer to the Exhibits to this Agreement. The Exhibits to this Agreement may be attached to this Agreement or may be set forth in a separate document denoted as the Exhibits to this Agreement, or both, and such Exhibits are incorporated herein by reference for all purposes.

     1.13 Unless otherwise stated herein, the term "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof, and forming a part of this Agreement.

     1.14  Section.   Unless otherwise stated herein, the term "Section" when
used in this Agreement shall refer to the Sections of this Agreement.

     1.15 Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

     1.16 Taxes. "Tax" and "Taxes" shall mean any and all income, excise, franchise or other taxes and all other charges or fees imposed or collected by any Governmental Authority or pursuant to any Governmental Requirement, and shall also include any and all penalties, interest, deficiencies, assessments and other charges with respect thereto.

SECTION 2: THE MERGER

     2.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.3 herein). CETAC shall be merged (the "Merger") with and into BMTS upon the terms and conditions set forth herein as permitted by and in accordance with the Colorado Business Corporation Act (the "CBCA"). Thereupon, the separate existence of CETAC shall cease, and BMTS, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue to exist under and be governed by the CBCA, with all its purposes, objects, rights, privileges, immunities, powers and franchises continuing unaffected and unimpaired by the Merger. The name of the Surviving Corporation shall be "BioMedical Technology Solutions, Inc."

     2.2 Filing. As soon as practicable following fulfillment or waiver of the conditions specified in Sections 8.2 and 8.3 hereof, and provided that this Agreement has not been terminated pursuant to Section 12 hereof, CETAC and BMTS will cause a short form Agreement and Plan of Merger, in the form attached hereto as Exhibit 2.2, to be executed, acknowledged and filed with the Secretary of State of Colorado as provided in applicable provisions of the CBCA and obtain a copy of the Articles of Merger, certified by the Secretary of State of the State of Colorado.

     2.3 Effective Time of the Merger. The Merger shall become effective immediately upon the filing of the Articles of Merger with the Secretary of State of the State of Colorado in accordance with the CBCA.. The date and time of the completion of such filings is herein sometimes referred to as the "Effective Time".

     2.4 Closing: Closing Date. Subject to the terms and conditions set forth in the Agreement, the consummation of the transactions referenced above shall take place (the "Closing") on June 30, 2008, at 10:00 a.m. Mountain Daylight Savings Time at the offices of Clifford L. Neuman, PC; 1507 Pine Street, Boulder, CO 80302, or within five business days following the satisfaction or waiver of all conditions precedent to such Closing, if earlier, or at such other time, date and place as BMTS and CETAC shall designate (the "Closing Date").

SECTION 3: APPROVALS AND REGULATORY MATTERS

     3.1 CET Board of Directors Approvals. Subject to the provisions hereof, the Board of Directors of CET shall, by written unanimous consent, approve the Merger and the transactions provided for or contemplated by this Agreement; provided, however, that such approvals shall be subject to their satisfaction that the consummation of the Merger shall be and is exempt from the registration requirements of the Securities Act, is undertaken without violation of the anti-fraud provisions of the Securities Act and has been consummated in conformity with all other applicable Legal Requirements.

     3.2 CET Shareholder Approval. Subject to the provisions hereof, CET shall, as promptly as practicable and in accordance with its charter documents and applicable Legal Requirements, call and hold a special meeting of the Shareholders of CET for the purpose of voting upon the approval of the Merger and the following ancillary transactions ("Ancillary Transactions") provided for or contemplated by this Agreement:

          a.  The Reverse Stock Split (Section 4.4);
          b.  The increase in authorized capital of CET (Section 4.5);
          c.  The Equity Incentive Plan (Section 4.4);
          d. The Redomestication of CET to the State of Colorado (Section 4.6); and,
          e. CET's change of corporate name to "BioMedical Technology Solutions, Inc." (Section 4.5).

     CET shall use its best efforts to obtain from its shareholders sufficient proxies in favor of the approval of the Merger and the Ancillary Transactions. Subject to the applicable fiduciary duties of CET's directors, as determined by such directors in good faith after consultation with and based upon the advice of legal counsel, CET shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the applicable Law to obtain such approvals, including, without limitation, if required, the inclusion of the recommendation of its Board of Directors that its shareholders vote in favor of the approval and adoption of this Agreement and the transactions related hereto.

     CET shall exercise reasonable efforts to take all action necessary or appropriate to prepare a Proxy Statement and other documents necessary to effect the Merger and the Ancillary Transactions under applicable provisions of the California Corporation Code ("CCC") and shall file a Proxy Statement on Schedule 14A with the Securities and Exchange Commission (the "Commission") and shall cause same to be mailed same to the CET shareholders of record in conformity with rules and regulations governing the solicitation of proxies under Section 14 of the Exchange Act and other applicable legal requirements.

     3.3 BMTS Board of Directors Approval. Subject to the provisions hereof, the Board of Directors of BMTS shall, by written unanimous consent, approve the Merger and the transactions provided for or contemplated by this Agreement; provided, however, that such approvals shall be subject to their satisfaction that the consummation of the Merger shall be and is exempt from the registration requirements of the Securities Act, is undertaken without violation of the anti-fraud provisions of the Securities Act and has been consummated in conformity with all other applicable Legal Requirements.

     3.4 BMTS Shareholder Approval. As promptly as practicable after the date hereof, BMTS shall exercise reasonable efforts to take all action necessary or appropriate to prepare an Information Statement and other documents necessary to solicit and obtain the approval of the Merger and the other transactions provided for or contemplated by this Agreement of all BMTS shareholders (the "BMTS Shareholders").

     3.5 Income Tax Considerations. It is the intention of the parties hereto that the Merger provided for in this Agreement will qualify for treatment as a tax-free reorganization under Section 368(a)(2)(E) of the Code and the parties will agree to undertake all appropriate actions necessary both before and after the Effective Date of the Merger to effect such treatment. Notwithstanding the foregoing, neither CET nor any of its affiliates shall have any liability whatsoever to BMTS or the BMTS shareholders for the treatment ultimately accorded the Merger by federal or state taxing and regulatory authorities; and BMTS shall bear all responsibility for any tax or other assessment levied, imposed or assessed by any regulatory or governmental authority on BMTS by virtue of the consummation of the Merger and the other transactions provided for in this Agreement. The BMTS shareholders shall bear all responsibility for any tax or other assessment levied, imposed or assessed by any regulatory or governmental authority on the BMTS Shareholders by virtue of the consummation of the Merger or other transactions provided for in this Agreement.

     3.6 Compliance with Securities Laws. The Merger provided for in this Agreement shall be undertaken in reliance upon an exemption from the registration requirements contained in Section 5 of the Securities Act and set forth in Section 4(2) of the Securities Act and Regulation D thereunder. All shares issued to the BMTS shareholders in connection with the Merger shall be "restricted securities" within the meaning of Rule 144 under the Securities Act.

     3.7 Restrictive Legend. Certificates representing the shares of CET common stock issued in connection with the Merger shall be "restricted securities" under the Securities Act and shall bear the following restrictive legend:

     The shares represented by this certificate have not been registered under the Securities Act of 1933 ("the Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

     3.8 Dissenter Rights. At all times, and as applicable, CET and BMTS shall comply with applicable Legal Requirements including, without limitation, the payment of cash for dissenting shares related to the Merger.

SECTION 4. ADDITIONAL AGREEMENTS

     4.1 BMTS Financial Statements. As promptly as practicable after the date hereof, BMTS shall use best efforts to cause to be prepared audited balance sheets, income statements, statements of cash flows and stockholders' equity as of and for the two year period ended December 31, 2007 (the "BMTS Financial Statements"). The BMTS Financial Statements (including any related schedules and/or notes), will show all liabilities, direct or contingent, required at the time of preparation to be shown in accordance with U.S. generally accepted accounting principles ("GAAP") and fairly present the financial position and results of operations of BMTS as of the date thereof and for the periods indicated in accordance with GAAP, consistently applied with all prior periods. Except as otherwise disclosed in the Agreement, including, without limitation, Section 4.1 the Disclosure Schedule hereof, BMTS will have no material liability or obligation of any nature (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise, whether due or to become due) except those set forth on the BMTS Financial Statements except liabilities incurred and current liabilities (determined in accordance with GAAP) incurred since the date of the BMTS Financial Statements in the ordinary course of business consistent with past practice. The BMTS Financial Statements shall conform in all respects to the requirements of Regulation S-X under the Securities Act and shall include, at a minimum, audited balance sheets as of December 31, 2007 and 2006, audited statements of operation and statements of cash flow for the two year period ended December 31, 2007 and audited statements of stockholders' equity at December 31, 2007. The Financial Statements to be prepared under this Section 4.1 shall also include pro forma financial information ("Pro Forma Financial Information") in accordance with the requirements of Regulation S-X. All costs and expenses incurred in connection with the preparation of the BMTS Financial Statements and the Pro Forma Financial Information, including fees and disbursements of the Auditor, shall be borne exclusively by BMTS.

     4.2 Pre-Closing Capitalization. At or prior to Closing, the parties shall undertake any and all actions necessary to assure that immediately prior to Closing, the pre-Merger capitalization of each party (giving effect to the exercise of all outstanding options and warrants and the conversion of all outstanding convertible securities), on a fully-diluted basis, shall be the following:

     CET:            5,626,989 shares
     BMTS:          10,200,000 shares

     4.3 2008 Equity Incentive Plan. Subject to and prior to or concurrently with the Closing, CET shall take, or cause to be taken, all actions necessary to approve and adopt an Equity Incentive Plan substantially in the form of Exhibit 4.3 hereto, and to authorize the issuance of not less than 2.0 million shares of common stock (pre-split) to be issued pursuant to options and other rights granted under the Plan.

     4.4 Reverse Stock Split. Subject to and concurrently with the Closing, CET shall effect a reverse split of all of its issued and outstanding shares of common stock as well as all options, warrants, and other outstanding securities exercisable to purchase or convertible into shares of CET common stock in a ratio determined and approved by BMTS (the "Reverse Split").

     4.5 Increase in Authorized Stock and Name Change. Subject to and at or prior to the Closing, CET shall take, or cause to be taken, all actions necessary to further amend and/or restate its Amended and Restated Articles of Incorporation to (i) increase the number of shares of common stock and preferred stock it is authorized to issue from 20,000,000 shares to 100,000,000 shares and from 5,000,000 shares to 10,000,000 shares, respectively, and to effect such other amendments to such Articles of Incorporation as BMTS deems to be desirable and as permitted by applicable law and (ii) change the corporate name of CET to "BioMedical Technology Solutions, Inc." (with BMTS to change its name in a manner to distinguish the two entities).

     4.6 Redomestication. At or prior to the Closing, or as soon as practicable thereafter, CET shall take, or cause to be taken, all actions necessary to redomesticate from the State of California to the State of Colorado.

     4.7  CET Assets and Liabilities.

          (a) As of the execution of this Agreement, CET's principal assets consisted of five (5) separate parcels of real property which shall be designated as Parcel Nos. 1, 2, 3, 4 and 5 which can be described as follows:

     Parcel No. 1:  1550 S. Idalia Court, Aurora, CO
     Parcel No. 2:  Arizona Ave., LLC
     Parcel No. 3:  7335 Lowell Blvd., Westminster, CO
     Parcel No. 4:  7215 Meade Street, Westminster, CO
     Parcel No. 5:  7305 Lowell Blvd., Westminster, CO

     All of the foregoing properties are currently owned of record by Community Builders, Inc., a wholly-owned subsidiary of CET. Prior to the Effective Date of the Merger, CET shall form and organize a new subsidiary, CET Sub, and all ownership of Community Builders, Inc. shall be transferred and assigned by CET to Steve Davis, or his designee, so as to divest CET of all right, title and interest in Community Builders. Community Builders shall execute and deliver at Closing an Indemnity Agreement substantially in the form of Exhibit 4.7(a) hereto whereby it will agree (i) to maintain its corporate existence for a period of three years, (the "Indemnity Period")
(ii) to indemnify, defend and hold harmless CET, CET Sub and the officers and directors of BMTS from any claims, debts or liabilities of Community Builders or arising from the transfer of ownership of Community Builders as provided for herein, save and except for secured obligations expressly assumed by CET Sub as part of the Merger and (iii) for the duration of the Indemnity Period, maintain not less than $250,000 in net assets to cover any warranty or third party claims, should they arise. Without in any way limiting the generality of the foregoing, Community Builders shall be solely and separately responsible for all existing and future debts and obligations incurred in connection with the ownership, maintenance and disposition of Parcel Nos. 3, 4 and 5, which shall include without limitation all secured debt constituting liens or encumbrances against those properties, general contractor hold-backs, general contractor final draws, accrued and accumulated interest and accrued and accumulated real property taxes

          (b) At the Effective Date of the Merger, the following covenants shall apply with respect to each of the foregoing parcels:

           A. Community Builders shall convey to CET Sub all of its interest in Parcel No. 1 which shall have secured debt of not more than $472,000;

           B. Community Builders shall convey to CET Sub all of its interest in Parcel No. 2;

           C. Community Builders shall pay to CET the sum of $250,000 for Parcel No. 3;

           D. Community Builders shall pay to CET the sum of $260,000 for Parcel No. 4; and,

           E. Community Builders shall pay to CET the sum of $400,000 for Parcel No. 5.

Further, as of the Effective Date of the Merger, CET shall have cash not less than $875,000 and shall have no accounts payable or other liabilities except for the secured debt against Parcel No. 1.

     4.8 Notification of Certain Matters. BMTS shall give prompt notice to CET and CET shall give prompt notice to BMTS of (i) the occurrence or non-occurrence of any event which would cause any representation or warranty made by the respective parties in this Agreement to be materially untrue or inaccurate when made and (ii) any failure of CET or BMTS, as the case may be, to materially comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice and, provided further, that the failure to give such notice shall not be treated as a breach of covenant for the purposes of this Agreement unless the failure to give such notice results in material prejudice to the other party.

     4.9 Further Action. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

     4.10 Public Announcements. BMTS and CET shall consult with each other before issuing any press release or other public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may, upon the advice of counsel, be required by law if it has used reasonable efforts to first consult with the other party.

     4.11 Cooperation in Securities Filings. BMTS shall provide such information regarding BMTS, its business, its officers, directors and affiliates, as is reasonably required by CET for purposes of preparing any notices, reports and other filings with the SEC. Moreover, following the Closing, the current officers and directors of BMTS shall provide such information as the post-closing management of CET shall reasonably request for the purpose of preparing any notices, reports and other filings by CET with the SEC, including but not limited to, in connection with the preparation of any financial statements required to be filed under the Exchange Act or Securities Act by CET.

     4.12 Additional Documents. The parties shall deliver or cause to be delivered such documents or certificates as may be necessary, in the reasonable BMTSnion of counsel for either of the parties, to effectuate the transactions provided for in this Agreement. If at any time the parties or any of their respective successors or assigns shall determine that any further conveyance, assignment or other document or any further action is necessary desirable to further effectuate the transactions set forth herein or contemplated hereby, the parties and their officers, directors and agents shall execute and deliver, or cause to be executed and delivered, all such documents as may be reasonably required to effectuate such transactions.

SECTION 5: CONVERSION OR CANCELLATION OF SHARES

     5.1  Securities to be issued on Effective Date of Merger.     On the
Effective Date of the Merger:

          (a) all issued and outstanding shares of common stock of BMTS (the "BMTS Common Stock") shall be converted into 78,994,826 shares of CET Common Stock (the "CET Common Stock"). The Merger Exchange Ratio at which the BMTS Common Stock will be converted into the CET Common Stock shall be 8.64276 for one. The calculation of the Merger Exchange Ratio assumes that there are 5,626,989 shares of CET common stock and stock options and warrants to purchase shares of CET common stock outstanding and 10,200,000 shares of BMTS common stock and stock options and warrants to purchase shares of common stock outstanding as of the Effective Date. Any changes in the number of issued and outstanding shares, on a fully diluted basis, of CET common stock or BMTS common stock will change the Merger Exchange Ratio and the number of shares of CET Common Stock to be issued hereunder in accordance with Section 5.1(b) below.

          (b) The parties acknowledge that the Reverse Split will result in a proportional adjustment of the CET shares outstanding immediately following the consummation of the Merger; however, it is the intent and agreement of the parties that upon consummation of the Merger, the pre-Merger CET Common Stock outstanding will represent 6% and the shares issuable to the BMTS shareholders and underlying BMTS Warrants and Options will represent 94% of the post-Merger CET Common Stock outstanding and CET Common Stock underlying the BMTS Warrants and Options, on a fully-diluted basis. The parties agree that all numbers will be adjusted proportionately to ensure that the pre-Merger CET shareholders will own 6% and the BMTS shareholders and Warrant and Option holders will own 94% of the post-Merger fully-diluted CET Common Stock outstanding.

          (c) At the Effective Time of the Merger, all issued and outstanding options and warrants exercisable to purchase shares of BMTS common stock will, by virtue of their terms, become exercisable to purchase shares of CET common stock on the same terms and conditions except that the number of shares issuable upon exercise of such option or warrant will be multiplied by the Merger Exchange Ratio, and the exercise price shall be reduced proportionately. CET shall assume all liability to maintain in full force and effect all of such options and warrants in accordance with their terms and reserve from its authorized but unissued shares of common stock a sufficient number of shares to issue upon the due and timely exercise of such options and warrants.

          (d) Each share of CET Common Stock, issued under this section shall be restricted securities pursuant to Rule 144 promulgated under the Securities Act.

          (e) Each share of BMTS Common Stock, if any, held in BMTS's treasury immediately prior to the Effective Time shall be canceled and retired and no payment shall be made in respect thereof.

          (f) At the Effective Time, all outstanding shares of CETAC shall be converted into an aggregate of 100 shares of Common Stock of BMTS. Each share of CETAC Common Stock, if any, held in CETAC's treasury immediately prior to the Effective Time shall be canceled and retired and no payment shall be made in respect thereof.

     5.2 Surrender and Payment. Subject to the provisions of Sections 5.5 and 5.6 below, after the Effective Time, each holder of a certificate representing an issued and outstanding share of BMTS Common Stock shall be entitled upon surrender of such certificate along with a fully executed Subscription Agreement in the form of Exhibit 5.3, to CET, to receive the CET Common Stock as set forth in Section 5.1 above. Until so surrendered, each certificate which immediately prior to the Effective Time represented an issued and outstanding share of BMTS Common Stock shall, upon and after the Effective Time, be deemed for all purposes to represent and evidence only the right to receive CET Common Stock as set forth in Section 5.1. If any exchange for shares of BMTS Common Stock is to be made in a name other than that in which the certificate therefor surrendered for exchange is registered, it shall be a condition of such payment that the certificate so surrendered be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment either pay to CET any transfer or other similar taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish to the satisfaction of CET that such tax has been paid or is not payable.

     5.3 Subscription Agreements. Each of the BMTS Shareholders receiving CET Common Stock pursuant to the terms hereof shall have delivered a fully executed Subscription Agreement substantially in the form of Exhibit 5.3

     5.4 No Further Transfers. On and after the Effective Time, no transfer of the shares of BMTS Common Stock issued and outstanding immediately prior to the Effective Time shall be made on the stock transfer books of BMTS.

SECTION 6:  CERTAIN EFFECTS OF MERGER

     6.1 Effect of Merger. On and after the Effective Time, the separate existence of CETAC shall cease and CETAC shall be merged with and into BMTS, which as the Surviving Corporation (herein sometimes so called) shall, consistently with its Articles of Incorporation succeed to, and without other transfer, possess all the rights, privileges, immunities, powers and franchises of public as well as private nature, and be subject to all restrictions, disabilities and duties of CETAC; and all rights, privileges, immunities, powers and franchises of CETAC, and all property, real, personal and mixed, causes of action and every other asset of, and all debts due to CETAC on whatever account as well as stock subscriptions and all other things in action or belonging to CETAC shall vest in the Surviving Corporation; and all property, rights, privileges, immunities, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of CETAC, and the title to any real estate vested by deed or otherwise in CETAC, and the title to any real estate vested by deed or otherwise in CETAC shall not revert or be in any way impaired but all rights of creditors and all liens upon any property of CETAC shall be preserved unimpaired, and all debts, liabilities and duties of CETAC shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. Any action or proceeding pending by or against CETAC may be prosecuted to judgment, which shall bind the Surviving Corporation, or the Surviving Corporation may be proceeded against or substituted in its place.

     6.2 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider any further deeds, assignments or assurances in law or any other action necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to any property or rights of CETAC acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the intents and purposes of this Agreement, CETAC and CET agree that it and its proper officers and directors shall and will execute and deliver, or cause to be executed and delivered, all such property, deeds, assignments and assurances in law and take all other action necessary, desirable or proper to vest, perfect or confirm title to such property or right in the Surviving Corporation and otherwise to carry out the purposes of this Agreement.

SECTION 7:  POST-MERGER GOVERNANCE

     7.1  Articles of Incorporation and Bylaws.   At the Effective Time, the
Articles of Incorporation and By-Laws of BMTS as in effect immediately prior to the Effective Time, shall be and continue to be the Articles of Incorporation and By-Laws of BMTS, as the Surviving Corporation, until duly amended in accordance with applicable law.

     7.2  Directors. Officers and Employees.

          (a) Directors of CET. Concurrently with the Closing, the Board of Directors of CET shall, in accordance with the CBCA and the Articles of Incorporation and By-Laws of CET shall be reconstituted to consist of:

               Donald G. Cox
               Gex F. Richardson
               Bill Sparks

          (b) Executive Officers of CET. Concurrently with the Closing, the Board of Directors of CET shall elect the following persons to serve as Executive Officers of CET in the capacities set forth below until the next regular Annual Meeting of the CET Board of Directors (as hereinafter defined) or until their successors have been duly elected and qualified in accordance with the CBCA, the Articles of Incorporation and Bylaws of CET, or until they have resigned:

               Donald G. Cox                CEO and President
               Jim Scheifley                Chief Financial Officer
               Gex F. Richardson            Secretary

Any persons serving as Executive Officers of CET immediately prior to the Effective Time who will not continue in such capacity immediately after the Effective Time shall tender their resignations in accordance with applicable Legal Requirements.

SECTION 8:  COVENANTS AND CONDITIONS OF CLOSING

     8.1 Covenants Regarding the Closing. The parties hereto hereby covenant and agree that they shall (i) use all commercially reasonable efforts to cause all of their respective representations and warranties set forth in this Agreement to be true on and as of the Closing Date, (ii) use all commercially reasonable efforts to cause all of their respective obligations that are to be fulfilled on or prior to the Closing Date to be so fulfilled, (iii) use all commercially reasonable efforts to cause all conditions to the Closing set forth in this Agreement to be satisfied on or prior to the Closing Date, and (iv) deliver to each other at the Closing the certificates, updated lists, opinion of counsel, notices, consents, authorizations, approvals, agreements, transfer documents, receipts and amendments contemplated by Sections 8, 9 and 11 (with such additions or exceptions to such items as are necessary to make the statements set forth in such items accurate, provided that if any such additions or exceptions cause any of the conditions to the parties' obligations hereunder as set forth in Sections 8, 9 and 11 below not to be fulfilled, such additions and exceptions shall in no way limit the rights of the parties to terminate this Agreement or refuse to consummate the transactions contemplated hereby.) All indemnifications, guarantees, covenants, agreements, representations and warranties made by the parties hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing regardless of any investigation at any time made by or on behalf of the parties.

     8.2 Conditions to Obligation of CET and CETAC. The obligation of CET and CETAC to complete the Merger on the Closing date on the terms set forth in this Agreement is, at the option of CET and CETAC, subject to the satisfaction or waiver by CET and CETAC of each of the following conditions:

          (a) Accuracy of Representations and Warranties. The representations and warranties made by BMTS in this Agreement shall be correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

          (b) Compliance with Covenants. All covenants which BMTS is required to perform or comply with on or before the Closing date shall have been fully complied with or performed in all material respects.

          (c) Corporate Approvals. The Board of Directors and shareholders of BMTS shall have approved and ratified this Agreement and shall have authorized the appropriate officers of BMTS to execute same and fully perform its terms.

          (d) Consents and Approvals. To the extent that any material lease, mortgage, deed of trust, contract or agreement to which BMTS is a party shall require the consent of any person to the exchange of BMTS's shares of common stock or any other transaction provided for herein, such consent shall have been obtained; provided, however, that BMTS shall not make, as a condition for the obtaining of any such consent, any agreements or undertakings not approved in writing by CET and CETAC to the extent that such condition otherwise has an adverse effect on CET and CETAC.

          (e)  Review and Due Diligence.   CET and CETAC, its investment
bankers, legal counsel and/or auditors shall have had the opportunity to complete, and shall have completed, a satisfactory due diligence investigation of BMTS together with a satisfactory review of BMTS's corporate status and the title to BMTS's property.

          (f) No Governmental Actions. No action or proceeding before any governmental authority shall have been instituted or threatened to restrain or prohibit the transactions contemplated by this Agreement, and the parties shall have delivered to each other certificates dated as of the Closing Date and executed by such parties, stating that to their Best Knowledge, no such items exist. No governmental authority shall have taken any other action as a result of which the management of CET or CETAC, in its sole discretion, reasonably deems it inadvisable to proceed with the transactions contemplated by this Agreement.

          (g) No Material Adverse Change. No material adverse change in the business, property or assets of any party hereto shall have occurred, and no loss or damage to any of the assets, whether or not covered by insurance, with respect to any party hereto has occurred, and the parties hereto shall have delivered to each other certificates dated as of the Closing Date and executed by each of the parties to all such effects.

          (h) Update of Contracts. The parties hereto shall have delivered to each other an accurate list, as of the Closing Date, showing (i) all agreements, contracts and commitments of the type listed in Section 11.14 of the Disclosure Schedule entered into since the date of this Agreement; and
(ii) all other agreements, contracts and commitments related to the businesses or the assets of the respective parties entered into since the date of this Agreement, together with true, complete and accurate copies of all such documents (the "New Contracts"). Each party shall have had the opportunity to review and approve the New Contracts of the other, and any of the parties shall have the right to delay the Closing for up to ten (10) days if it in its sole discretion deems such delay necessary to enable it to adequately review the New Contracts.

          (i) Approval of Counsel. All actions, proceedings, instruments and documents required or incidental to carry out this Agreement, including all schedules and exhibits thereto, and all other related legal matters shall have been approved by Clifford L. Neuman, P.C., counsel to BMTS, and Krys Boyle, P.C., counsel to CET and CETAC.

          (j) No Adverse Information. The investigations with respect to the parties, the assets and the respective businesses performed by each party's respective professional advisors and other representatives shall not have revealed any information concerning the other parties, their assets or their business that has not been made known to the discovering party, in writing prior to the date of this Agreement and that, in the opinion of such party and its advisors, materially and adversely affects the business or assets of the other party or the viability of the transaction contemplated by this Agreement.

          (k) Ordinary Course of Business. During the period from the date of this Agreement until the Closing Date, BMTS shall have carried on its business in the ordinary and usual course, and shall have delivered to CET and CETAC a certificate to that effect.

          (l) Liens. BMTS shall have delivered to CET a reasonably current lien and judgment search (both state and county levels in each jurisdiction where the party is qualified to or is doing business or owns material assets) confirming the absence of any judicial liens, security interests, tax liens and similar such liens affecting any of its business or assets. Each and every lien or encumbrance of any nature, if any, relating to the assets, business, or the shares of common stock of BMTS shall have been terminated and released, and proof thereof delivered to CET.

          (m) Other Documents. The parties shall have delivered or caused to be delivered all other documents, agreements, resolutions, certificates or declarations as each respective party or its attorneys may have reasonably requested.

          (n) Governmental and Regulatory Approvals. The parties shall have obtained evidence, in form and substance satisfactory to each of them, that there have been obtained all consents, approvals and authorizations required by this Agreement, including, without limitation, the following:

               (i) CET and BMTS Board of Directors and CET and BMTS Common Stockholder approval of all the transactions contemplated pursuant to this Agreement; and

               (ii) All regulatory approvals necessary for BMTS to conduct business in the ordinary course in each jurisdiction where such approval may be required and the failure to obtain such approval would cause a material adverse affect to the financial condition, business or operations of BMTS.

          (o) Compliance with Securities Laws. CET shall have undertaken all actions necessary or advisable to consummate the Merger in conformity with all Governmental and Legal Requirements including, without limitation, applicable federal and state securities laws.

          (p) Appraisal Rights and/or Dissenters' Rights. At or prior to Closing, no beneficial or record owner of any outstanding shares of BMTS Common Stock shall have exercised or shall have given notice to CET or BMTS of their intent to exercise any rights under applicable state law, if any, to dissent from the Merger or obtain the payment of the fair market value of such shares of BMTS Common Stock in lieu of participating in the Merger in accordance with the terms and subject to the conditions set forth herein.

          (q) Financial Advisory Fees. At or prior to Closing, all obligations or commitments of CET and BMTS to their respective financial advisors and investment bankers shall have been paid or otherwise satisfied upon terms satisfactory to the parties, and CET and BMTS shall each have been delivered and received such written consents, approvals, estoppel certificates or other instruments or undertakings from its advisors or other third parties as each may deem reasonable, necessary or advisable.

          (r) Compliance with Sections 5 and 17 of the Securities Act. The Board of Directors of CET shall be satisfied that consummation of the Merger and the issuance of CET Common Stock to the BMTS securityholders is in compliance with the provisions of Sections 5 and 17 of the Securities Act.

     8.3 Conditions to Obligation of BMTS. The obligations of BMTS to complete the Merger on the Closing date on the terms set forth in this Agreement is, at the option of BMTS, subject to the satisfaction or waiver by BMTS of each of the following conditions:

          (a) Accuracy of Representations and Warranties. The representations and warranties made by CET and CETAC in this Agreement shall be correct in all material respects on and as of the Closing date with the same force and effect as though such representations and warranties had been made on the Closing date.

          (b) Compliance with Covenants. All covenants which CET and CETAC is required to perform or comply with on or before the Closing date shall have been fully complied with or performed in all material respects.

          (c) Corporate Approvals. The Board of Directors and shareholders of CET and CETAC shall have approved and ratified this Agreement and shall have authorized the appropriate officers to execute same and fully perform its terms.

          (d) Consents and Approvals. To the extent that any material lease, mortgage, deed of trust, contract or agreement to which CET and CETAC is a party shall require the consent of any person to the exchange of CET and CETAC's shares of common stock or any other transaction provided for herein, such consent shall have been obtained; provided, however, that CET and CETAC shall not make, as a condition for the obtaining of any such consent, any agreements or undertakings not approved in writing by BMTS to the extent that such condition otherwise has an effect on BMTS or CET and CETAC.

          (e) Review and Due Diligence. BMTS and its legal counsel and/or auditors shall have had the opportunity to complete, and shall have completed, a satisfactory due diligence investigation of CET and CETAC, together with a satisfactory review of CET and CETAC's corporate status, the marketability of title to CET and CETAC's property, and compliance with all reporting requirements imposed by or on account of any federal or state securities laws or regulations.

          (f) No Governmental Actions. No action or proceeding before any governmental authority shall have been instituted or threatened to restrain or prohibit the transactions contemplated by this Agreement, and the parties hereto shall have delivered to each other certificates dated as of the Closing Date and executed by such parties, staling that to their Best Knowledge, no such items exist. No governmental authority shall have taken any other action as a result of which the management of any of the parties, in its sole discretion, reasonably deems it inadvisable to proceed with the transactions contemplated by this Agreement.

          (g) No Material Adverse Change. No material adverse change in the business, property or assets of any party hereto shall have occurred, and no loss or damage to any of the assets, whether or not covered by insurance, with respect to any party hereto has occurred, and the parties shall have delivered to each other certificates dated as of the Closing Date and executed by each of the parties to all such effects.

          (h) Update of Contracts. The parties shall have delivered to each other an accurate list, as of the Closing Date, showing (i) all agreements, contracts and commitments of the type listed in Section 11.14 of the Disclosure Schedule entered into since the date of this Agreement; and (ii) all other agreements, contracts and commitments related to the businesses or the assets of the respective parties entered into since the date of this Agreement, together with true, complete and accurate copies of all such documents (the "New Contracts"). Each party shall have had the opportunity to review the New Contracts of the other, and any of the parties shall have the right to delay the Closing for up to ten (10) days if it in its sole discretion deems such delay necessary to enable it to adequately review the New Contracts.

          (i) Approval of Counsel. All actions, proceedings, instruments and documents required or incidental to carry out this Agreement, including all schedules and exhibits thereto, and all other related legal matters shall have been approved as to substance and form by Clifford L. Neuman, P.C., counsel to BMTS, and Krys Boyle, P.C., counsel to CET and CETAC.

          (j) No Adverse Information. The investigations with respect to the parties, the assets and their respective businesses performed by each party's respective professional advisors and other representatives shall not have revealed any information concerning the other panes, their assets or their business that has not been made known to the discovering party, in writing prior to the date of this Agreement and that, in the opinion of such party and its advisors, materially and adversely affects the business or assets of the other party or the viability of the transaction contemplated by this Agreement.

          (k) Ordinary Course of Business. During the period from the date of this Agreement until the Closing Date, CET shall have carried on its business in the ordinary and usual course, and shall have delivered to BMTS a certificate to that effect.

          (1) Other Documents. The parties shall have delivered or caused to be delivered all other documents, agreements, resolutions, certificates or declarations as each respective party or its attorneys may have reasonably requested.

          (m) Governmental and Regulatory Approvals. The parties shall have obtained evidence, in form and substance satisfactory to each of them, that there have been obtained all consents, approvals and authorizations required by this Agreement, including, without limitation, the following:

               (i) CET and BMTS Board of Directors and CET and BMTS Common Stockholder approval of all the transactions contemplated pursuant to this Agreement; and

               (ii) All regulatory approvals necessary for CET and BMTS to conduct business in the ordinary course in each jurisdiction where such approval may be required.

          (n) Compliance with Securities Laws. BMTS shall have undertaken all actions necessary or advisable to consummate the Merger in conformity with all Governmental and Legal Requirements including, without limitation, applicable federal and state securities laws.

          (o) Appraisal Rights and/or Dissenters' Rights. At or prior to Closing, no beneficial or record owner of any outstanding shares of BMTS Common Stock shall have exercised or shall have given notice to CET or BMTS of their intent to exercise any rights under applicable state law, if any, to dissent from the Merger or obtain the payment of the fair market value of such shares of BMTS Common Stock in lieu of participating in the Merger in accordance with the terms and subject to the conditions set forth herein.

          (p) Financial Advisory Fees. At or prior to Closing, all obligations or commitments of CET and BMTS to their respective financial advisors and investment bankers shall have been paid or otherwise satisfied upon terms satisfactory to the parties, and CET and BMTS shall each have been delivered and received such written consents, approvals, estoppel certificates or other instruments or undertakings from its advisors or other third parties as each may deem reasonable, necessary or advisable.

          (q) Compliance with Sections 5 and 17 of the Securities Act. The Board of Directors of BMTS shall be satisfied that consummation of the Merger and the issuance of CET Common Stock to the BMTS securityholders is in compliance with the provisions of Sections 5 and 17 of the Securities Act.

          (r) Reverse Stock Split. The reserve stock split shall have been consummated in accordance with Section 4.4 hereof.

          (s) CET Corporate Documents. The CET Amended and Restated Articles of Incorporation shall have been amended to change the Company's name to "BioMedical Technology Solutions, Inc" and to increase the authorized common stock from 20,000,000 shares to 100,000,000 shares and to increase the authorized preferred stock from 5,000,000 shares to 10,000,000 shares.

          (t) CET Equity Incentive Plan. CET Board of Directors and Shareholders shall have adopted and approved a new 2008 Equity Incentive Plan in accordance with Section 4.3 hereof.

          (u) CET Redomestication. The Board of Directors and Shareholders of CET shall have ratified and approved the redomestication of CET from the State of California to the State of Colorado.

          (v) CET Financial Condition. CET assets and liabilities shall be in accordance with the covenants set forth in Section 4.7 hereof.

          (w) Idemnity Agreement. Community Builders shall have executed and delivered an Indemnity Agreement substantially in the form of Exhibit 4.7(a) hereto.

     8.4 Specific Items to be Delivered at the Closing. The parties shall deliver the following items to the appropriate party at the Closing of the transactions contemplated by this Agreement.

          (a)  To be delivered by BMTS :

               (i) Copy of corporate resolutions authorizing the execution of this Agreement, and the consummation by BMTS of the transactions contemplated by this Agreement.

               (ii) A certificate of the President of BMTS stating that the representations and warranties of BMTS set forth in this Agreement are true and correct. Said certificate shall further verify and affirm that all consents or waivers, if any, which may be necessary to execute and deliver this Agreement have been obtained and are in full force and effect.

               (iii) A certificate dated the Closing Date, signed by the Chief Executive Officer and the Chief Financial Officer of BMTS, in form and substance reasonably satisfactory to the other party and its legal counsel, certifying that all conditions precedent set forth in this Agreement to the obligations of BMTS to close, have been fulfilled, and that no event of default hereunder and no event which, with the giving of notice or passage of time, or both, would be an event of default, has occurred as of such date.

               (iv) Certificates dated the Closing Date, signed by the Secretary of BMTS, (i) certifying resolutions duly adopted by the Board of Directors and Shareholders of BMTS, authorizing the execution of this Agreement and all of the other transactions to be consummated pursuant thereto; (ii) certifying the names and incumbency of the officers of BMTS who are empowered to execute the foregoing documents for and on behalf of such company; (iii) certifying the authenticity of copies of the Articles of Incorporation and Bylaws of BMTS; and (iv) certifying the authenticity of a reasonably current Certificate of Good Standing, from all jurisdictions in which the company is qualified to conduct business.

               (v) Articles of Merger and Certificate of Merger in proper form to be filed with the Secretary of State of Colorado in such form as may be required to consummate the Merger as of the Effective Time.

          (b)  To be delivered by Shareholders of BMTS :

               (i) Certificate or certificates representing 100% of the issued and outstanding common shares of BMTS, which stock certificates shall be endorsed in favor of CET.

               (ii) Fully executed Subscription Agreements substantially in the form of Exhibit 5.3.

          (c)  To be delivered by CET and CETAC:

               (i) Certificate or certificates representing 78,994,826 shares of CET Common Stock, subject to adjustment provided for herein, which certificates shall be issued in the names of each Shareholder in the numbers set forth in Section 5.1 hereof;

               (ii) Copy of corporate resolution authorizing the execution of this Agreement and the consummation by CET and CETAC of the transactions contemplated by this Agreement, including, but not limited to, the issuance of CET Common Stock in the amounts and manner set forth in Section 5.1 above;

               (iii) A certificate dated the Closing Date, signed by the Chief Executive Officer and the Chief Financial Officer of CET and CETAC, in form and substance reasonably satisfactory to the other party and its legal counsel, certifying that all conditions precedent set forth in this Agreement to the obligations of CET and CETAC to close, have been fulfilled, and that no event of default hereunder and no event which, with the giving of notice or passage of time, or both, would be an event of default, has occurred as of such date.

               (iv) Certificates dated the Closing Date, signed by the Secretary of CET and CETAC, (i) certifying resolutions duly adopted by the Board of Directors of CET and CETAC, authorizing the execution of this Agreement and all of the other transactions to be consummated pursuant thereto; (ii) certifying the names and incumbency of the officers of CET and CETAC who are empowered to execute the foregoing documents for and on behalf of such company; (iii) certifying the authenticity of copies of the Articles of Incorporation and Bylaws of CET and CETAC; and (iv) certifying the authenticity of a reasonably current Certificate of Good Standing, from all jurisdictions in which CET and CETAC are qualified to conduct business.

               (v) Articles of Merger and Certificate of Merger in proper form to be filed with the Secretary of State of Colorado in such form as may be required to consummate the Merger as of the Effective Time.

               (vi)  Indemnity Agreement of Community Builders.

SECTION 9:  REPRESENTATIONS AND WARRANTIES OF BMTS

     As a material inducement to CET to enter into this Agreement and with the understanding and expectations that CET will be relying thereon in consummating the Merger contemplated hereunder, BMTS (hereinafter BMTS shall be referred to as the "Corporation" unless the context otherwise requires for the purposes of this Section 9 only) hereby represents and warrants as follows:

     9.1 Organization and Standing. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite corporate power and authority to own its assets and properties and to carry on its business as it is now being conducted.

     9.2 Subsidiaries, Etc. The Corporation does not have any direct or indirect Ownership Interest in any corporation, partnership, joint venture, association or other business enterprise.

     9.3 Qualification. The Corporation is not qualified to engage in business as a foreign corporation in any state, and there is no other jurisdiction wherein the character of the properties presently owned by the Corporation or the nature of the activities presently conducted by the Corporation makes necessary the qualification, licensing or domestication of the Corporation as a foreign corporation.

     9.4 Corporate Authority. Except as set forth on Section 9.4 of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Corporation with any on the provisions hereof will:

          (a) Conflict with or result in a breach of any provision of its Articles of Incorporation or By-Laws or similar documents of any Subsidiary;

          (b) Result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Corporation is a party, or by which any of its properties or assets may be bound except for such default (or right of termination, cancellation, or acceleration) as to which requisite waivers or consents shall either have been obtained by the Corporation prior to the Closing Date or the obtaining of which shall have been waived by CET; or

          (c) Violate any order, writ, injunction, decree or, to the Corporation's Best Knowledge, any statute, rule or regulation applicable to the Corporation or any of its properties or assets. No consent or approval by any Governmental Authority is required in connection with the execution and delivery by the Corporation of this Agreement or the consummation by the Corporation of the transactions contemplated hereby, except for possible notice under plant closing laws.

     9.5 Capitalization of the Corporation. The authorized capital stock of BMTS consists of 40,000,000 shares of Common Stock, no par value per share, of which no more than 10,200,000 shares will issued and outstanding as of the Effective Date, and 10,000,000 shares of preferred, no par value, of which no shares are issued and outstanding. The names of one hundred percent (100%) of the record owners of the issued and outstanding Common Stock are set forth in Section 9.5 of the Disclosure Schedule. All issued and outstanding shares of BMTS Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, free and clear of any liens, encumbrances, claims of any kind and nature except restrictions against transferability without compliance with applicable federal and state securities laws. As of the Effective Time of the Merger, BMTS will have issued and outstanding options and warrants exercisable to purchase, in the aggregate, not more than 1.6 million shares of common stock. There are no other outstanding rights, options, warrants, subscriptions, calls, convertible securities or agreement of any character or nature under which the Corporation is or may become obligated to issue any shares of its capital stock of any kind, other than those shares indicated in this Section as presently outstanding. There are no voting trusts, stockholder agreements, or other voting arrangements to which the Corporation is a party or, to the Best Knowledge of the Corporation, to which any of the Corporation's stockholders is a party or bound.

     9.6  Taxes.  Except as set forth in Section 9.6 of the Disclosure
Schedule:

          (a) The Corporation has filed (or has obtained extensions for filing) all income, excise, sales, corporate franchise, property, payroll and other tax returns or reports required to be filed by it, as of the date hereof by the United States of America, any state or other political subdivision thereof or any foreign country and has paid all Taxes or assessments relating to the time periods covered by such returns or reports; and

          (b) The Corporation has paid all tax liabilities imposed or assessed by any governmental authority for all periods prior to the Closing Date for which such taxes have become due and payable and has received no notice from any such governmental authority of any deficiency or delinquency with respect to such obligation. The Corporation is not currently undergoing any audit conducted by any taxing authority and has received no notice of audit covering any prior period for which taxes have been paid or are or will be due and payable prior to the Closing Date. There are no present disputes as to taxes of any nature payable by the Corporation.

     9.7 No Actions, Proceeding, Etc. There is no action or proceeding (whether or not purportedly on behalf of the Corporation) pending or to its Best Knowledge threatened by or against the Corporation which might result in any material adverse change in the condition, financial or otherwise, of the Corporation's business or assets. No order, writ or injunction or decree has been issued by, or requested of any court or Governmental Agency which does, nor may result in, any material adverse change in the Corporation's assets or properties or in the financial condition or the business of the Corporation. Except for liabilities referred to in attached Section 9.7 of the Disclosure Schedule, the Corporation is not liable for damages to any employee or former employee as a result of any violation of any state, federal or foreign laws directly or indirectly relating to such employee or former employee.

     9.8  Post Balance Sheet Changes.  Except as set forth on the attached
Section 9.8 of the Disclosure Schedule and as contemplated by this Agreement, since December 31, 2007, the Corporation has not (a) issued, bought, redeemed or entered into any agreements, commitments or obligations to sell, buy or redeem any shares of its capital stock; (b) incurred any obligation or liability (absolute or contingent), other than current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business; (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities incurred in the ordinary course of business; (d) mortgaged, pledged or subjected to lien charges, or other encumbrance any of its assets, other than the lien of current or real property taxes not yet due and payable; (e) waived any rights of substantial value, whether or not in the ordinary course of business; (f) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its assets or its business; (g) made or suffered any amendment or termination of any material contract or any agreement which adversely affects its business;
(h) received notice or had knowledge of any labor trouble other than routine grievance matters, none of which is material; (i) increased the salaries or other compensation of any of its directors, officers or employees or made any increase in other benefits to which employees may be entitled, other than employee salary increases made in the ordinary course of business and reflected on an exhibit hereto; (j) sold, transferred or otherwise disposed of any of its assets, other than in the ordinary course of business; (k) declared or made any distribution or payments to any of its shareholders, officers or employees, other than wages and salaries made to employees in the ordinary course of business; (l) revalued any of its assets; or (m) entered into any transactions not in the ordinary course of business.

     9.9 No Breaches. The Corporation is not in violation of, and the consummation of the transactions contemplated hereby do not and will not result in any material breach of, any of the terms or conditions of any mortgage, bond, indenture, agreement, contract, license or other instrument or obligation to which the Corporation is a party or by which its assets are bound; nor will the consummation of the transactions contemplated hereby cause BMTS to violate any applicable statute, regulation, judgment, writ, injunction or decree of any court, threatened or entered in a proceeding or action in which the Corporation is, was or may be bound or to which any of the Corporation's assets are subject.

     9.10  Condition of the Corporation's Assets.  Except as set forth in
Section 9.10 of the Disclosure Schedule, BMTS's assets are currently in good and usable condition and there are no defects or other conditions which, in the aggregate, materially and adversely affect the operation or values of such assets taken as a whole. Except as disclosed in Section 9.10 of the Disclosure Schedule, no person other than BMTS (including any officer or employee of the Corporation) has any proprietary interest in any know-how or other intangible assets used by the Corporation in the conduct of its business.

     9.11 Corporate Contracts and Proceedings. This Agreement has been duly authorized by all necessary corporate action on behalf of BMTS, has been duly executed and delivered by an authorized officer of BMTS, and is a valid and binding Agreement on the part of BMTS that is enforceable against BMTS in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent transfers, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

     9.12  Registered Rights and Proprietary Information.

          (a) Section 9.12 of the Disclosure Schedule contains a true and complete list of all patents, letters patent and patent applications, service marks, trademark and service mark registrations and applications, copyright, copyright registrations and applications, grants of licenses and rights to the Corporation with respect to the foregoing, both domestic and foreign, claimed by the Corporation or used or proposed to be used by the Corporation in the conduct of its business (collectively herein, "BMTS Registered Rights"). Section 9.12 of the Disclosure Schedule also contains a true and complete list of all and every trade secret, know-how, process, formula, discovery, development, research, design, technique, customer and supplier list, contracts, product development plans, product development concepts, author contracts, marketing and purchasing strategy, invention, and any other matter required for, incident to, or related to the conduct of its business (hereafter collectively the "BMTS Proprietary Information"). Except as described in Section 9.12 of the Disclosure Schedule, the Corporation is not obligated or under any liability whatever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any BMTS Registered Right or BMTS Proprietary Information with respect to the use thereof in the conduct of its business or otherwise.

          (b) Except as described in Section 9.12 of the Disclosure Schedule, to the Corporation's Best Knowledge, the Corporation owns and has the unrestricted right to use the BMTS Registered Rights and BMTS Proprietary Information required for or incident to the design, development, manufacture, operation, sale and use of all products and services sold or rendered or proposed to be sold or rendered by the Corporation or relating to the conduct or proposed conduct of its business free and clear of any right, title, interest, equity or claim of others. As soon as practicable following the execution of this Agreement, and except as described in Section 9.12 of the Disclosure Schedule, the Corporation agrees to take all necessary steps (including without limitation entering into appropriate confidentiality, assignment of rights and non-competition agreements with all officers, directors, employees and consultants of the Corporation and others with access to or knowledge of the BMTS Proprietary Information) to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, the BMTS Proprietary Information and all related documentation and intellectual property rights therein necessary for the conduct or proposed conduct of its business.

          (c) Except as described in Section 9.12 of the Disclosure Schedule, the Corporation has not sold, transferred, assigned, licensed or subjected to any right, lien, encumbrance or claim of others, any BMTS Proprietary Information, including without limitation any BMTS Registered Right, or any interest therein, related to or required for the design, development, manufacture, operation, sale or use of any product or service currently under development or manufactured, or proposed to be developed, sold or manufactured, by it. Section 9.12 of the Disclosure Schedule contains a true and complete list and description of all licenses of BMTS Proprietary Information granted to the Corporation by others or to others by the Corporation. Except as described in Section 9.12 of the Disclosure Schedule hereto, there are no claims or demands of any person pertaining to, or any proceedings that are pending or threatened, which challenge the rights of the Corporation in respect of any BMTS Proprietary Information used in the conduct of its business.

          (d) Except as described in Section 9.12 of the Disclosure Schedule, the Corporation owns and on the Closing Date shall own, has and shall have, holds and shall hold, exclusively all right, title and interest in the BMTS Registered Rights, free and clear of all liens, encumbrances, restrictions, claims and equities of any kind whatsoever, has and shall have the exclusive right to use, sell, license or dispose of, and has and shall have the exclusive right to bring action for the infringement of the BMTS Registered Rights and the BMTS Proprietary Information. To the Best Knowledge of Corporation, the marketing, promotion, distribution or sale by the Corporation of any products or interests subject to the BMTS Registered Rights or making use of BMTS Proprietary Information shall not constitute an infringement of any patent, copyright, trademark, service mark or misappropriation or violation of any other party's proprietary rights or a violation of any license or agreement by the Corporation. Except as described in Section 9.12 of the Disclosure Schedule, to the knowledge of the Corporation after due inquiry no facts or circumstances exist that could result in the invalidation of any of the BMTS Registered Rights.

     9.13 No Liens or Encumbrances. The Corporation has good and marketable title to all of the property and assets, tangible and intangible, employed in the operations of its business, free of any material mortgages, security interests, pledges, easements or encumbrances of any kind whatsoever.

     9.14  Legal Proceedings and Compliance with Law.  Except as set forth in
Section 9.14 of the Disclosure Schedule, BMTS has not received notice of any legal, administrative, arbitration or other proceeding or governmental investigation pending or threatened (including those relating to the health, safety, employment of labor, or protection of the environment) pertaining to BMTS which might result in the aggregate in money damages payable by BMTS in excess of insurance coverage or which might result in a permanent injunction against BMTS. Except as set forth in Section 9.14 of the Disclosure Schedule, BMTS has substantially complied with, and is not in default in any respect under any applicable laws, ordinances, requirements, regulations, or orders applicable to the business of BMTS, the violation of which might materially and adversely affect it. Except as set forth in Section 9.14 of the Disclosure Schedule, BMTS is not a party to any agreement or instrument, nor is it subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule, regulation, code or ordinance which materially and adversely affects, or might reasonably be expected materially and adversely to affect the business, operations, prospects, property, assets or condition, financial or otherwise, of BMTS.

     9.15 Representations and Warranties. The representations and warranties contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date. Such representations and warranties shall survive the Closing Date and shall remain operative in full force and effect for the period of eighteen months from the date of Closing regardless of any investigation at any time made by or on behalf of CET and shall not be deemed merged in any document or instruction so executed and/or delivered by BMTS or Shareholders.

     9.16 Absence of Questionable Payments. To the Best Knowledge of BMTS, neither BMTS, nor any director, officer, agent, employee or other person acting on any its behalf has (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act or any other applicable foreign, federal or state law; or (ii) accepted or received any unlawful contributions, payments, expenditures or gifts.

SECTION 10:  COVENANTS OF BMTS

     10.1 Preservation of Business. Until Closing, BMTS shall use its best efforts to cause BMTS to:

          (a)  Preserve intact the present business organization of BMTS;

          (b) Maintain its property and assets in its present state of repair, order and condition, reasonable wear and tear excepted;

          (c) Preserve and protect the goodwill and advantageous relationships of BMTS with its customers and all other persons having business dealings with BMTS;

          (d) Preserve and maintain in force all licenses, permits, registrations, franchises, patents, trademarks, tradenames, trade secrets, service marks, copyrights, bonds and other similar rights of BMTS; and

          (e)  Comply with all laws applicable to the conduct of its business

     10.2 Ordinary Course. Until Closing, BMTS shall conduct its business only in the usual, regular and ordinary course, in substantially the same manner as previously, and shall not make any substantial change to its methods of management or operation in respect of such business or property. Without limiting the foregoing, BMTS shall not, with respect to BMTS:

          (a) Sell, mortgage, pledge or encumber or agree to sell, mortgage, pledge or encumber, any of its property or assets, other than in the ordinary course of business;

          (b) Incur any obligation (contingent or otherwise) or purchase, acquire, transfer, or convey, any material assets or property or enter into any contract or commitment, except in the ordinary course of business.

     10.3 Negative Covenants. Until Closing, except as contemplated by this Agreement or as disclosed in the Disclosure Schedule to this Agreement, from the date hereof until the Closing Date, unless and until CET otherwise consents in writing, BMTS will not (a) change or alter the physical contents or character of the inventories of its business, so as to materially affect the nature of the Corporation's business or materially and adversely change the total dollar valuation of such inventories, other than in the ordinary course of business; (b) incur any obligations or liabilities (absolute or contingent) other than current liabilities incurred and obligations under contracts entered into in the ordinary course of business; (c) mortgage, pledge or voluntarily subject to lien, charge or other encumbrance any assets, tangible or intangible, other than the lien of current property taxes not due and payable; (d) sell, assign or transfer any of its assets or cancel any debts or claims, other than in the ordinary course of business; (e) waive any right of any substantial value; (f) declare or make any payment or distribution to Shareholders or issue, purchase or redeem any shares of its capital stock or other equity securities or issue or sell any rights to acquire the same or effect any stock split, recapitalization, combination, or reclassification of its capital stock, or reorganization; (g) grant any increase in the salary or other compensation of any of its directors, officers, or employees or make any increase in any benefits to which such employees might be entitled or enter into any employment agreement or consulting agreement; (h) institute any bonus, benefit, profit sharing, stock option, pension, retirement plan or similar arrangement, or make any changes in any such plans or arrangements presently existing; (i) enter into any transactions or series of transactions other than in the ordinary course of business; (j) amend or propose to amend its Articles of Incorporation or By-Laws; (j) make any change in accounting methods, principles or practices; (k) authorize capital expenditures or make any acquisition of, or investment in, assets or stock of any other Person; (l) enter into or amend any material contract or agreement other than in the ordinary course of business; (m) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability; (n) permit any material insurance policy to be canceled or terminated, except in the ordinary course of business; (o) assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person or make any loans or advances;
(p) maintain its real and personal properties in as good a state of operating condition and repair as they are on the date of this Agreement, except for ordinary wear and tear or insured casualty in amounts less than $5,000; (q) terminate or modify any material leases, contracts, licenses, and permits or other authorizations or agreements affecting its business or its real and/or personal property, or the operation thereof, or enter into any additional lease or contract requiring expenditure by it of any amount affecting such properties or the operation thereof; or (r) discharge, satisfy or pay any liens, encumbrances, obligations or liabilities relating to it, whether absolute or contingent (including litigation claims), other than liabilities shown in Section 4.1 of the Disclosure Schedule and liabilities incurred after the date thereof in the ordinary course of business, and no such discharge, satisfaction or payment shall be effected other than in accordance with the ordinary payment terms relating to the liability discharged, satisfied or paid.

     10.4  Additional Covenants.

          (a) BMTS will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments, and governmental charges or levies imposed upon the income, profits, property or business of BMTS or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if BMTS shall have set aside on its books adequate reserves therefor; and provided, further, that BMTS will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor. BMTS will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other indebtedness incident to the operations of BMTS;

          (b) BMTS will keep its properties and those of its subsidiaries in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and BMTS will at all times comply with the provisions of all material leases to which any of them is a party or under which any of them occupies property so as to prevent any loss or forfeiture thereof or thereunder;

          (c) BMTS will keep its assets that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage and explosion insurance in amounts customary for companies in similar businesses similarly situated; and immediately following the Closing, BMTS will maintain, with financially sound and reputable insurers, insurance against other hazards, risks and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated;

          (d) BMTS will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with its past practices consistently applied;

          (e) BMTS will comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could have a material adverse effect on its business or credit;

          (f) BMTS shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any subsidiary and deemed by BMTS to be necessary to the conduct of its business;

          (g) BMTS will, consistent with its practices in the ordinary course of business, endeavor to retain its business relationships with its customers and suppliers that it believes to be advantageous; and

          (h) BMTS shall deliver to CET copies of its statements of operation and financial condition and similar statements as and when prepared (if at all) in the ordinary course of its business.

     10.5 Access to Books and Records, Premises, Etc. From the date of this Agreement through the Closing Date, BMTS will grant CET and its authorized representatives reasonable access during normal business hours to its books and records, premises, products, employees and customers and other parties with whom it has contractual relations during reasonable business hours and in a manner not to disrupt or interfere with BMTS's business relationships for purposes of enabling CET to fully investigate the business of BMTS.

     10.6 Compensation. Except as contemplated by this Agreement, BMTS shall not enter into or agree to enter into any employment contract or agreement for consulting, professional, or other services which will adversely and materially affect the operation of BMTS prior to the Closing Date, except for any extensions of said contracts or agreements on substantially the same terms and conditions as were previously in effect.

     10.7  No Solicitation.

          (a) Except in connection with the transactions contemplated by this Agreement, BMTS shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor or representative of, BMTS or any of its subsidiaries to, (i) solicit, initiate or encourage the submission of, any takeover proposal, (ii) enter into any agreement with respect to any takeover proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any executive officer of BMTS or any of its subsidiaries or any investment banker, attorney or other advisor or representatives of BMTS or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section by BMTS. For purposes of this Agreement, "takeover proposal" means any proposal for a merger, consolidation or reorganization or other business combination involving BMTS or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or options, rights, warrants or other interests convertible or exercisable for or into such voting securities, or a substantial or material portion of the assets or business of BMTS or any of its subsidiaries, other than the transactions contemplated by this Agreement.

          (b) Except upon a material breach of this Agreement by CET or CETAC or following termination hereof and except for action permitted or contemplated by this Agreement, including a party's right to terminate this Agreement under certain circumstances, neither the Board of Directors of BMTS nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to CET, the approval or recommendation by such Board of Directors of any such committee of this Agreement or the Exchange or (ii) approve or recommend, or propose to approve or recommend, any takeover proposal.

          (c) BMTS promptly shall advise CET orally and in writing of any takeover proposal or any inquiry with respect to or which could lead to any takeover proposal and the identity of the person making any such takeover proposal or inquiry. BMTS will keep CET fully informed of the status and details of any such takeover proposal or inquiry.

          (d) The provisions of this Section 10.7 shall not be construed to prevent any investment banker, attorney or other advisor or representative of BMTS to engage in discussions with third parties in the ordinary course of business with respect to transactions not involving the parties to this Agreement.

SECTION 11:  REPRESENTATIONS AND WARRANTIES OF CET AND CETAC

     As a material inducement to BMTS to enter into this Agreement and with the understanding and expectation that BMTS will be relying thereon in consummating the Merger contemplated hereunder, CET and CETAC (which hereafter may collectively be referred to in Sections 11 and 12 only as the "Corporation") represent and warrant as follows:

     11.1 Organization and Standing. CET and CETAC are corporations duly organized, validly existing and in good standing under the laws of the States of California and Colorado, respectively, and have all requisite corporate power and authority to own their assets and properties and to carry on their businesses as they are now being conducted.

     11.2 Subsidiaries, etc. CETAC is a subsidiary of and is wholly owned by CET. Other than its ownership interest in CETAC, CET has no direct or indirect ownership interest in any corporation, partnership, joint venture, association or other business enterprise. CETAC does not have any direct or indirect ownership interest in any corporation, partnership, joint venture, association or other business enterprise, and, at the Effective Time, will have no assets and no liabilities.

     11.3 Qualification. CET, and CETAC are not qualified to engage in business as foreign corporations in any state, and there is no other jurisdiction wherein the character of the properties presently owned by CET and CETAC or the nature of the activities presently conducted by CET and CETAC make necessary the qualification, licensing or domestication of CET or CETAC as foreign corporations.

     11.4 Corporate Authority. Except as set forth in Section 11.4 of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by CET and CETAC with any on the provisions hereof will:

          (a) Conflict with or result in a breach of any provision of its Articles of Incorporation or By-Laws or similar documents of any Subsidiary;

          (b) Result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Corporation is a party, or by which any of its properties or assets may be bound except for such default (or right of termination, cancellation, or acceleration) as to which requisite waivers or consents shall either have been obtained by the Corporation prior to the Closing Date or the obtaining of which shall have been waived by BMTS; or

          (c) Violate any order, writ, injunction, decree or, to the Corporation's Best Knowledge, any statute, rule or regulation applicable to the Corporation or any of its properties or assets. No consent or approval by any Governmental Authority is required in connection with the execution and delivery by the Corporation of this Agreement or the consummation by the Corporation of the transactions contemplated hereby, except for possible notice under plant closing laws.

     11.5 SEC Documents; Financial Statements. The Common Stock of CET is registered pursuant to Section 12(g) of the Exchange Act. BMTS has had the opportunity to obtain on BMTS's behalf true and complete copies of the SEC Documents (except for exhibits and incorporated documents). CET has not provided to BMTS any information which, according to applicable law, rule or regulation, should have been disclosed publicly by CET but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

     As of their respective dates, all of CET's reports, statements and other filings with the Commission (the "SEC Documents") complied in all material respects with the requirements of the Act or the Exchange Act as the case may be and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of CET included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of CET as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     11.6 Capitalization of the Corporation. The authorized capital stock of CET consists entirely of 20,000,000 shares of Common Stock, no par value, and 5,000,000 shares of Preferred Stock, no par value. As of the Closing Date, there will be no more than 5,626,989 shares of Common Stock and no shares of Preferred Stock issued and outstanding. All outstanding shares of CET's capital stock have been validly issued, are fully paid and non-assessable, and are not subject to pre-emptive rights. The issuance of the shares of CET Common Stock to be issued to the BMTS Shareholders on the Closing Date in accordance with Section 5.1 hereof have been duly approved by the Directors of CET and will, upon their issuance, have been validly issued and will be fully paid and non-assessable, free of any liens, encumbrances and claims of any kind and nature except restrictions against transferability without compliance with applicable federal and state securities laws. Except as described in CET's SEC Documents, there are no equity securities of CET authorized, issued or outstanding, and except as set forth in Section 11.6 of the Disclosure Schedule, there are no authorized, issued or outstanding subscriptions, options, warrants, contracts, calls, commitments or other purchase rights of any nature or character relating to any of CET's capital stock, equity securities, debt or other securities convertible into stock or equity securities of CET. As of the date of this Agreement, there are no outstanding contractual obligations of CET to repurchase, redeem or otherwise acquire any shares of capital stock of CET. There are no voting trusts, stockholder agreements or other voting arrangements to which the Corporation is a party or, to the Best Knowledge of CET, to which any of the CET Common Stockholders is a party or bound.

     11.7 No Actions, Proceedings, Etc. Except as listed in Section 11.7 of the Disclosure Schedule, there is no action or proceeding (whether or not purportedly on behalf of the Corporation) pending or to its knowledge threatened by or against the Corporation, which might result in any material adverse change in the condition, financial or otherwise, of the Corporation's business or assets. No order, writ or injunction or decree has been issued by, or requested of any court or Governmental Agency which does nor may result in any material adverse change in the Corporation's assets or properties or in the financial condition or the business of the Corporation. The Corporation is not liable for damages to any employee or former employee as a result of any violation of any state, federal or foreign laws directly or indirectly relating to such employee or former employee.

     11.8  Taxes.  Except as set forth in Section 11.8 of the Disclosure
Schedule:

          (a) The Corporation has filed (or has obtained extensions for filing) all income, excise, sales, corporate franchise, property, payroll and other tax returns or reports required to be filed by it, as of the date hereof by the United States of America, any state or other political subdivision thereof or any foreign country and has paid all Taxes or assessments relating to the time periods covered by such returns or reports; and

          (b) The Corporation has paid all tax liabilities imposed or assessed by any governmental authority for all periods prior to the Closing Date for which such taxes have become due and payable and has received no notice from any such governmental authority of any deficiency or delinquency with respect to such obligation. The Corporation is not currently undergoing any audit conducted by any taxing authority and has received no notice of audit covering any prior period for which taxes have been paid or are or will be due and payable prior to the Closing Date. There are no present disputes as to taxes of any nature payable by the Corporation.

     11.9 Post Balance Sheet Changes. Except as set forth in Section 11.9 of the Disclosure Schedule and as contemplated by this Agreement, since the date of the latest financial statements, the Corporation has not (a) issued, bought, redeemed or entered into any agreements, commitments or obligations to sell, buy or redeem any shares of its capital stock, including but not limited to any options or warrants to purchase any securities of the Corporation or any securities convertible into capital stock of the Corporation; (b) incurred any obligation or liability (absolute or contingent), other than current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business; (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities incurred in the ordinary course of business; (d) mortgaged, pledged or subjected to lien charges, or other encumbrance any of its assets, other than the lien of current or real property taxes not yet due and payable; (e) waived any rights of substantial value, whether or not in the ordinary course of business; (f) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its assets or its business; (g) made or suffered any amendment or termination of any material contract or any agreement which adversely affects its business; (h) received notice or had knowledge of any labor trouble other than routine grievance matters, none of which is material; (i) increased the salaries or other compensation of any of its directors, officers or employees or made any increase in other benefits to which employees may be entitled, other than employee salary increases made in the ordinary course of business and reflected in the Disclosure Schedule ;
(j) sold, transferred or otherwise disposed of any of its assets, other than in the ordinary course of business; (k) declared or made any distribution or payments to any of its shareholders, officers or employees, other than wages and salaries made to employees in the ordinary course of business; (l) revalued any of its assets; or (m) entered into any transactions not in the ordinary course of business.

     11.10 No Breaches. Except as set forth in Section 11.10 of the Disclosure Schedule, the Corporation is not in violation of, and the consummation of the transactions contemplated hereby do not and will not result in any material breach of, any of the terms or conditions of any mortgage, bond, indenture, agreement, contract, license or other instrument or obligation to which the Corporation is a party or by which its assets are bound; nor will the consummation of the transactions contemplated hereby cause CET or any Subsidiary to violate any statute, regulation, judgment, writ, injunction or decree of any court, threatened or entered in a proceeding or action in which the Corporation is, was or may be bound or to which any of the Corporation's assets are subject.

     11.11 Corporate Acts and Proceedings. This Agreement has been duly authorized by all necessary corporate action on behalf of CET, has been duly executed and delivered by authorized officers of CET, and is a valid and binding Agreement on the part of CET that is enforceable against CET in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent transfers, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies. All corporate action necessary to issue and deliver to the BMTS Shareholders the CET Common Stock (each as described in Sections 5.1 and 5.3).

     11.12 No Liens or Encumbrances. Except as set forth in Section 11.12 of the Disclosure Schedule, the Corporation has good and marketable title to all of the property and assets, tangible and intangible, employed in the operations of its business, free of any material mortgages, security interests, pledges, easements or encumbrances of any kind whatsoever and except for such property and assets as may be leased by Corporation.

     11.13 Employee Matters. Section 11.13 of the Disclosure Schedule contains a true, complete and accurate list of all employees of the Corporation and the remuneration of each (including wages, salaries and fringe benefits). Each employee listed in Section 11.13 of the Disclosure Schedule shall terminate his/her employment relationship with the Corporation prior to the Closing Date, except as may be required by this Agreement, and CET shall provide to BMTS a release, in such form as is reasonably acceptable to BMTS, executed by each such employee releasing CET from all claims and liabilities related to the termination of his or her employment, his or her employment agreement, and ownership of any shares or other securities of CET. Except as specifically described in Section 11.13 of the Disclosure Schedule, CET has no employee benefit plans (including, but not limited to, pension plans and health or welfare plans), arrangements or understandings, whether formal or informal. The Corporation does not now and has never contributed to a "multi-employer plan" as defined in Section 400(a)(3) of the ERISA. The Corporation has complied with all applicable provisions of ERISA and all rules and regulations promulgated thereunder, and neither the Corporation nor any trustee, administrator, fiduciary, agent or employee thereof has at any time been involved in a transaction that would constitute a "prohibited transaction" within the meaning of Section 406 of ERISA as to any covered plan of the Corporation. The Corporation is not a party to any collective bargaining or other union agreement. The Corporation has not, within the past five (5) years had, or been threatened with, any union activities, work stoppages or other labor trouble with respect to its employees which had a material adverse effect on the Corporation, its business or assets. Except as set forth in Section 11.13 of the Disclosure Schedule, the Corporation has not made any commitment or agreements to increase the wages or modify the conditions or terms of employment of any of the employees of the Corporation used in connection with its business, and between the date of this Agreement and the Closing Date, the Corporation will not make any agreement to increase the wages or modify the conditions or terms of employment of any of the employees of the Corporation used in the conduct of its business, without the prior written consent of all parties hereto.

     11.14 Contract Schedules. Section 11.14 of the Disclosure Schedule is an accurate list of the following:

          (a) All contracts, leases, agreements, covenants, licenses, instruments or commitments of CET pertaining to the business of CET calling for the payment of Five Thousand Dollars ($5,000) or more or which is otherwise material to the business of CET, including, without limitation, the following:

               (i) Licenses and contracts held in the ordinary course of business;

               (ii) Executory contracts for the purchase, sale or lease of any assets;

               (iii)  Management or consulting contracts;

               (iv) Patent, trademark and copyright applications, registrations or licenses, and know-how, intellectual property and trade secret agreements or other licenses;

               (v) Note agreements, loan agreements, indentures and the like, other than those entered into and executed in the ordinary course of business;

               (vi) All sales, agency, distributorship or franchise agreements; and

               (vii) Any other contracts not in the ordinary course of business.

          (b) All labor contracts, employment agreements and collective bargaining agreements to which CET is a party.

          (c) All instruments evidencing any liens or security interest securing any indebtedness of CET covering any asset of CET.

          (d) All profit sharing, pension, stock option, severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plans, agreements, arrangements or commitments of any nature whatsoever, whether or not legally binding, and all agreements with any present or former officer, director or shareholder of the Corporation.

          (e) Any and all documents, instruments and other writings not listed in any other schedule hereto which is material to the business operations of CET.

     Except as set forth in Section 11.14 of the Disclosure Schedule, all of such contracts, agreements, leases, licenses, plans, arrangements and commitments and all other such items set forth above are valid, binding and in full force and effect in accordance with their terms and conditions, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent transfer, reorganization or other similar laws affecting the enforcement of contracts generally, and there is no existing material default thereunder or breach thereof by the Corporation, or to CET's knowledge by any party to such contracts, or any conditions which, with the passage of time or the giving of notice or both, might constitute such a default by the Corporation or by any other party to the contracts.

    11.15  Legal Proceedings and Compliance with Law.  Except as set forth in
Section 11.15 of the Disclosure Schedule, CET has not received notice of any legal, administrative, arbitration or other proceeding or governmental investigation pending or threatened (including those relating to the health, safety, employment of labor, or protection of the environment) pertaining to CET which might result in the aggregate in money damages payable by CET in excess of insurance coverage or which might result in a permanent injunction against CET. Except as set forth in such Exhibit 11.15, CET has substantially complied with, and is not in default in any respect under any laws, ordinances, requirements, regulations, or orders applicable to the business of CET, the violation of which might materially and adversely affect it. Except as set forth in such Exhibit 11.15, CET is not a party to any agreement or instrument, nor is it subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule, regulation, code or ordinance which materially and adversely affects, or might reasonably be expected materially and adversely to affect the business, operations, prospects, property, assets or condition, financial or otherwise, of CET.

     11.16 Insurance. CET maintains in full force and effect insurance coverage on its assets and business in such amounts and against such risks and losses as set forth in Section 11.16 of the Disclosure Schedule.

     11.17 Environmental. Except as disclosed in Section 11.17 of the Disclosure Schedule, CET or its subsidiaries have never owned or operated any real property except for leased office space:

          (a) To the Best Knowledge of CET, no real property (or the subsurface soil and the ground water thereunder) now or previously leased by CET (the "Leased Premises") either contains any Hazardous Substance (as hereinafter defined) or has underneath it any underground fuel or liquid storage tanks;

          (b) To the Best Knowledge of CET, there has been no generation, transportation, storage, treatment or disposal of any Hazardous Substance on or beneath the Leased Premises, now or in the past;

          (c) CET is not aware of any pending or threatened litigation or proceedings before any court or administrative agency in which any person alleges, or threatens to allege, the presence, release, threat of release, placement on or in the Leased Premises, or the generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance;

          (d) CET has not received any written notice and has no knowledge that any Governmental Authority or any employee or agent thereof has determined or alleged, or is investigating the possibility, that there is or has been any presence, release, threat of release, placement on or in the Leased Premises, or any generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance;

          (e) To the Best Knowledge of CET, there have been no communications or agreements with any Governmental Authority or agency (federal, state, or local) or any private person or entity (including, without limitation, any prior owner of the Leased Premises and any present or former occupant or tenant of the Leased Premises) relating in any way to the presence, release, threat of release, placement on or in the Leased Premises, or any generation, transportation, storage, treatment or disposal at the Leased Premises, of any Hazardous Substance. CET further agrees and covenants that CET will not store or deposit on, otherwise release or bring onto or beneath, the Leased Premises any Hazardous Substance prior to the Closing Date; and

          (f) There is no litigation, proceeding, citizen's suit or governmental or other investigation pending, or, to CET's Best Knowledge, threatened, against CET, and CET knows of no facts or circumstances which might give rise to any future litigation, proceeding, citizen's suit or governmental or other investigation, which relate to CET's compliance with environmental laws, regulations, rules, guidelines and ordinances.

     For purposes of this Section 11.17, "Hazardous Substance" shall mean and include (i) a hazardous substance as defined in 42 U.S.C. Section 9601(14), the Regulations at 40 C.F.R. Part 302, (2) any substance regulated under the Emergency Planning and Community Right to Know Act (including without limitation any extremely hazardous substances listed at 40 C.F.R. Part 355 and any toxic chemical listed at 40 C.F.R. Part 372), (iii) hazardous wastes and hazardous substances as specified under any state or local Governmental Requirement governing water pollution, groundwater protection, air pollution, solid wastes, hazardous wastes, spills and other releases of toxic or hazardous substances, transportation of hazardous substances, materials and wastes and occupational or employee health and safety, and (iv) any other material, gas or substance known or suspected to be toxic or hazardous (including, without limitation, any radioactive substance, methane gas, volatile hydrocarbon, industrial solvent, and asbestos) or which could cause a material detriment to, or materially impair the beneficial use of, the Leased Premises, or constitute a material health, safety or environmental risk to any person exposed thereto or in contact therewith. For purposes of this Section 11.17, "Hazardous Substance" shall not mean and shall not include the following, to the extent used normally and required for everyday uses or normal housekeeping or maintenance: (a) fuel oil and natural gas for heating, (b) lubricating, cleaning, coolant and other compounds customarily used in building maintenance, (c) materials routinely used in the day-to-day operations of an office, such as toner, (d) consumer products, (e) material reasonably necessary and customarily used in construction and repair of an office project, and (f) fertilizers, pesticides and herbicides commonly used for routine office landscaping.

     11.18 Disclosure of Information. CET represents and warrants that all statements, data and other written information provided by it to any party hereto as well as their respective consultants and representatives have been accurate copies or true originals. CET represents and warrants that, to its Best Knowledge, (i) there exists no material information concerning CET which has been requested but not been disclosed to or made available to the other parties and their representatives or consultants and which would be material to a decision to consummate the transactions provided for in this Agreement and (ii) in the aggregate, such information does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in them, in light of the circumstances under which they are made, not misleading.

     11.19 Representations and Warranties. The representations and warranties contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date. Such representations and warranties shall survive the Closing Date and shall remain operative in full force and effect for a period of eighteen months from the date of Closing regardless of any investigation at any time made by or on behalf of BMTS and shall not be deemed merged in any document or instruction so executed and/or delivered by CET.

     11.20 Absence of Questionable Payments. To the Best Knowledge of the Corporation, neither the Corporation, nor any director, officer, agent, employee or other person acting on any its behalf has (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act or any other applicable foreign, federal or state law; or (ii) accepted or received any unlawful contributions, payments, expenditures or gifts.

SECTION 12:  COVENANTS OF CET AND CETAC

     12.1 Preservation of Business. Until Closing, except as provided for in this Agreement, CET shall use its best efforts to:

          (a)  Preserve intact the present business organization of CET;

          (b) Maintain its property and assets in its present state of repair, order and condition, reasonable wear and tear excepted;

          (c) Preserve and protect the goodwill and advantageous relationships of the Corporation with its customers and all other persons having business dealings with the Corporation;

          (d) Preserve and maintain in force all licenses, permits, registrations, franchises, patents, trademarks, tradenames, trade secrets, service marks, copyrights, bonds and other similar rights of the Corporation; and

          (e) Comply with all laws applicable to the conduct of its business.

     12.2 Ordinary Course. Until Closing, except as provided for in this Agreement, the Corporation shall not, without the prior written consent of
BMTS:

          (a) Sell, mortgage, pledge or encumber or agree to sell, mortgage, pledge or encumber, any of the property or assets of CET or the Subsidiaries; and

          (b) Incur any obligation (contingent or otherwise) or purchase, acquire, transfer, or convey, any material assets or property or enter into any contract or commitment.

     12.3 Negative Covenants. Until Closing, except as contemplated by this Agreement or as disclosed in Disclosure Schedule to this Agreement, from the date hereof until the Closing Date, unless and until BMTS otherwise consents in writing, the Corporation will not (a) incur any obligations or liabilities (absolute or contingent) other than current liabilities incurred and obligations under contracts entered into in the ordinary course of business;
(b) mortgage, pledge or voluntarily subject to lien, charge or other encumbrance any assets, tangible or intangible, other than the lien of current property taxes not due and payable; (c) sell, assign or transfer any of its assets or cancel any debts or claims, other than in the ordinary course of business; (d) waive any right of any substantial value; (e) declare or make any payment or distribution to Shareholders or issue, purchase or redeem any shares of its capital stock or other equity securities or issue or sell any rights to acquire the same or effect any stock split, recapitalization, combination, or reclassification of its capital stock, or reorganization; (f) grant any increase in the salary or other compensation of any of its directors, officers, or employees or make any increase in any benefits to which such employees might be entitled or enter into any employment agreement or consulting agreement; (g) institute any bonus, benefit, profit sharing, stock option, pension, retirement plan or similar arrangement, or make any changes in any such plans or arrangements presently existing; (h) enter into any transactions or series of transactions other than in the ordinary course of business; (i) amend or propose to amend its Articles of Incorporation or By-Laws; (j) make any change in accounting methods, principles or practices; (k) authorize capital expenditures or make any acquisition of, or investment in, assets or stock of any other Person;
(l) enter into or amend any material contract or agreement other than in the ordinary course of business; (m) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability; (n) permit any material insurance policy to be canceled or terminated, except in the ordinary course of business; (o) assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person or make any loans or advances; (p) maintain its real and personal properties in as good a state of operating condition and repair as they are on the date of this Agreement, except for ordinary wear and tear or insured casualty in amounts less than $5,000; (q) terminate or modify any material leases, contracts, licenses, and permits or other authorizations or agreements affecting its business or its real and/or personal property, or the operation thereof, or enter into any additional lease or contract requiring expenditure by it of any amount affecting such properties or the operation thereof; or (r) discharge, satisfy or pay any liens, encumbrances, obligations or liabilities relating to it, whether absolute or contingent (including litigation claims), other than liabilities shown on CET's Financial Statements and liabilities incurred after the date thereof in the ordinary course of business, and no such discharge, satisfaction or payment shall be effected other than in accordance with the ordinary payment terms relating to the liability discharged, satisfied or paid.

     12.4  Additional Covenants.

          (a) CET will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments, and governmental charges or levies imposed upon the income, profits, property or business of CET or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if CET shall have set aside on its books adequate reserves therefor and deposited at Closing into an escrow account an amount to cover any such tax, assessment, charge or levy; and provided, further, that CET will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor. The Corportion will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other indebtedness incident to the operations of the Corporation;

          (b) CET will keep its properties and those of its subsidiaries in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and CET will at all times comply with the provisions of all material leases to which any of them is a party or under which any of them occupies property so as to prevent any loss or forfeiture thereof or thereunder;

          (c) CET will keep its assets that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage and explosion insurance in amounts customary for companies in similar businesses similarly situated; and CET will maintain, with financially sound and reputable insurers, insurance against other hazards, risks and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated;

          (d) CET will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with its past practices consistently applied;

          (e) CET will comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could have a material adverse effect on its business or credit;

          (f) CET shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any subsidiary and deemed by CET to be necessary to the conduct of its business;

          (g) CET will, consistent with its practices in the ordinary course of business, endeavor to retain its business relationships with its customers and suppliers that it believes to be advantageous; and

          (h) CET shall deliver to BMTS copies of its statements of operation and financial condition and similar statements as and when prepared (if at all) in the ordinary course of its business.

     12.5 Access to Books and Records, Premises, Etc. From the date of this Agreement through the Closing Date, CET will grant BMTS and its authorized representatives reasonable access during normal business hours to its and the Subsidiaries' books and records, premises, products, employees and customers and other parties with whom it has contractual relations during reasonable business hours for purposes of enabling BMTS to fully investigate the business of CET and the Subsidiaries. CET will also deliver copies of the monthly statements of operations and financial condition for the period subsequent to the latest financial statements to BMTS within a reasonable time of such statements becoming available.

     12.6 Compensation. Except as contemplated by this Agreement, CET shall not enter into or agree to enter into any employment contract or agreement for consulting, professional, or other services which will adversely and materially affect the operation of CET prior to the Closing Date.

     12.7  No Solicitation.

          (a) Except in connection with the transactions contemplated by this Agreement, CET shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor or representative of, CET or any of its subsidiaries to, (i) solicit, initiate or encourage the submission of, any takeover proposal, (ii) enter into any agreement with respect to any takeover proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any executive officer of CET or any of its subsidiaries or any investment banker, attorney or other advisor or representatives of CET or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section by CET. For purposes of this Agreement, "takeover proposal" means any proposal for a merger, consolidation or reorganization or other business combination involving CET or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or options, rights, warrants or other interests convertible or exercisable for or into such voting securities, or a substantial or material portion of the assets or business of CET or any of its subsidiaries, other than the transactions contemplated by this Agreement.

          (b) Except upon a material breach of this Agreement by BMTS or following termination hereof and except for action permitted or contemplated by this Agreement, including a party's right to terminate this Agreement under certain circumstances, neither the Board of Directors of CET nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to BMTS, the approval or recommendation by such Board of Directors of any such committee of this Agreement or the Exchange or
(ii) approve or recommend, or propose to approve or recommend, any takeover proposal.

          (c) CET promptly shall advise BMTS orally and in writing of any takeover proposal or any inquiry with respect to or which could lead to any takeover proposal and the identity of the person making any such takeover proposal or inquiry. CET will keep BMTS fully informed of the status and details of any such takeover proposal or inquiry.

          (d) The provisions of this Section 12.7 shall not be construed to prevent any investment banker, attorney or other advisor or representative of CET to engage in discussions with third parties in the ordinary course of business with respect to transactions not involving the parties to this Agreement.

     12.8 Delivery of Additional Filings; Additional Access. Following the execution of this Agreement and until the Closing Date, CET shall provide BMTS with copies of any and all reports, filings, notices or other information which CET may prepare and file with or receive from the Commission or any other regulatory authority, (and shall give BMTS an opportunity to review and comment on any such filings) as well as copies of any pleadings, notices or other filings made in connection with any pending litigation, arbitration, investigation or proceeding in which CET or any Subsidiary is party or otherwise involved.

SECTION 13:  TERMINATION

     13.1 Termination. This Agreement may be terminated and abandoned solely as follows:

          (a) At any time until the Closing Date by the mutual agreement of the Board of Directors of BMTS, CET and CETAC.

          (b) Failure of Conditions. This Agreement may be terminated by either party hereto, if the conditions, as set forth in this Agreement to such terminating party's obligations under this Agreement are not fulfilled on or prior to the Closing Date; provided that any such termination shall not limit the remedies otherwise available to such party as a result of misrepresentations of or breaches by the other party.

          (c)  Material Breach.   This Agreement may be terminated by either
party if the other party is in material breach or default of its respective covenants, agreements or other obligations hereunder, or if any of its representations and warranties herein are not true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate.

          (d) By either CET, CETAC or BMTS, if for any reason the parties have failed to close this Agreement on or before June 30, 2008, provided that neither CET, CETAC nor BMTS is then in default hereunder.

          (e) By either CET or BMTS for any reason upon written notice, provided that if a party terminates this Agreement pursuant to this Section 13.1(e) and the other party continues to be willing and able to proceed with the Merger, then the terminating party shall immediately pay the other party the sum of $250,000 as a break-up fee. In the event of any termination pursuant to this Section 13.1 (other than pursuant to subparagraph 13.1(a)), written notice setting forth the reasons therefor shall forthwith be given by BMTS, if it is the terminating party, to CET and CETAC, or by CET or CETAC, if either of them is the terminating party, to BMTS.

     13.2 Effect of Termination. If terminated as provided for in this Section, this Agreement shall forthwith become wholly void and of no effect, except for the confidentiality obligations set forth in Section 15 hereof, without liability to any party to this Agreement except for breach of this Agreement.

SECTION 14:  INDEMNIFICATION

     14.1 Indemnification Covenants of CET. Subject to the limitations set forth in this Section 14, CET shall defend, indemnify, save and keep harmless the BMTS and its affiliates, directors, officers, agents, attorneys, accountants, or representatives and their respective successors and permitted assigns (the "BMTS Indemnitees"), against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys' fees (collectively, the "Damages") sustained or incurred by any of the BMTS Indemnitees as a result of or arising out of or relating to:

          (a) Any inaccuracy in a representation or breach of a warranty made by the CET or CETAC and in this Agreement or in any document or instrument delivered to BMTS in connection with this Agreement; or

          (b) The failure of the CET or CETAC to comply with, or the breach by CET or CETAC of, any of the covenants contained in this Agreement or in any document or instrument delivered to BMTS in connection with this Agreement, to be performed by CET or CETAC; or

          (c) Any CET or CETAC liability except to the extent that any such liability is expressly assumed by BMTS pursuant to this Agreement

     14.2 Indemnification Covenants of BMTS. Subject to the limitations set forth in this Section 14, BMTS shall defend, indemnify, save and keep harmless CET and its affiliates, managers, officers, members, agents, attorneys, accountants or representatives and their respective successors and permitted assigns (the "CET Indemnitees"), against and from all Damages sustained or incurred by any of the CET Indemnitees as a result of or arising out of or relating to:

          (a) Any inaccuracy in a representation or breach of a warranty made by BMTS in this Agreement or in any document or instrument delivered to the CET in connection with this Agreement; or

          (b) The failure of BMTS to comply with, or the breach by BMTS of, any of the covenants contained in this Agreement or in any document or instrument delivered to CET in connection with this Agreement, to be performed by BMTS.

     14.3  Limitations on Claims and Liability.

     Notwithstanding any provision of this Agreement to the contrary, no party shall have liability to indemnify the other and neither party may assert a claim for indemnification for damages suffered by it until and unless the party's claims for damages for which the other party is entitled to indemnification equal or exceed, in the aggregate, the sum of $10,000 (the "Damages Threshold"). Upon a party's cumulative claims for indemnification equaling the Damages Threshold, a party may assert claims for indemnification pursuant to Section 14.4 below for the full amount of such party's damages for which it is entitled to indemnification hereunder.

     14.4 Method of Asserting Claims. For purposes of this Section 14.4, the following terms shall be defined as follows:

          (a)  "Claims" shall mean all claims asserted pursuant to this
Section 14, whether or not arising as a result of a Third Party Claim.

          (b) "Indemnified Person" shall mean any BMTS Indemnitee, any CET Indemnitee or any CET/BMTS Indemnitees, as the context requires.

          (c) "Indemnifying Person" shall mean any person obligated to indemnify an Indemnified Person pursuant to this Section 14, as the context requires.

          (d) "Third Party Claims" shall mean any Claim asserted by any person not a party to this Agreement (including without limitation any Governmental Authority), asserting that an Indemnified Person is liable for monetary or other obligations which may constitute or result in Damages for which such Indemnified Person may be entitled to indemnification pursuant to this Section 14.

          (e) All Claims shall be made in writing and shall set forth with reasonable specificity the facts and circumstances of the Claim, as well as the basis upon which indemnification pursuant to this Section 14 is sought. Notwithstanding the foregoing, no delay or failure by any Indemnified Person to provide notification of any Claim shall preclude any Indemnified Person from recovering for Damages pursuant to this Section 14, except to the extent that such delay or failure materially compromises the rights of any Indemnifying Person under this Section 14.

          (f) Within ten (10) days after receipt by an Indemnifying Person of any notification of a Claim, the Indemnifying Person may, upon written notice thereof to the Indemnified Person, assume (at the Indemnifying Person's expense) control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Person, provided the Indemnifying Person acknowledges in writing to the Indemnified Person that any Damages that may be assessed against the Indemnified Person in connection with such action, suit or proceeding constitute Damages for which the Indemnified Person shall be entitled to indemnification pursuant to this
Section 14. If the Indemnifying Person does not so assume control of such defense, the Indemnified Person shall control such defense, but in so doing shall not waive or limit its right to recover under this Section 14 for any Damages that may be assessed against the Indemnified Person in connection with such action, suit or proceeding. The party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Person assumes control of such defense, and the Indemnified Person has been advised in writing by outside legal counsel that under the applicable standards of professional conduct, the Indemnifying Person and the Indemnified Person may not be represented by the same counsel with respect to such action, suit or proceeding, the reasonable fees and expenses of one law firm for the Indemnified Person shall be paid by the Indemnifying Person.
The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. The Indemnified Person shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnifying Person, which (with respect to an action, suit or proceeding as to which the Indemnifying Person has not elected to assume control of the defense) shall not be unreasonably withheld, conditioned or delayed. The Indemnifying Person shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnified Person, which shall not be unreasonably withheld, conditioned or delayed so long as the settlement includes a complete release of the Indemnified Person from all liability and does not contain or contemplate any payment by, or injunctive or other equitable relief binding upon, the Indemnified Person.

SECTION 15:  NONDISCLOSURE OF CONFIDENTIAL INFORMATION

     15.1 Nondisclosure of Confidential Information. Each of the parties hereto recognizes and acknowledges that it has and will have access to certain nonpublic information of the others which shall be deemed the confidential information of the other party (including, but not limited to, business plans, costs, trade secrets, licenses, research projects, profits, markets, sales, customer lists, strategies, plans for future development, financial information and any other information of a similar nature) that after the consummation of the transactions contemplated hereby will be valuable, special and unique property of the Companies. Information received by the other party or its representatives shall not be deemed Confidential Information and afforded the protections of this Section 15.1 if, on the Closing Date, such information has been (i) developed by the receiving party independently of the disclosing party, (ii) rightfully obtained without restriction by the receiving party from a third party, provided that the third party had full legal authority to possess and disclose such information, (iii) publicly available other than through the fault or negligence of the receiving party, (iv) released without restriction by the disclosing party to anyone, including the United States government, (v) properly and lawfully known to the receiving party at the time of its disclosure, as evidenced by written documentation conclusively established to have been in the possession of the receiving party on the date of such disclosure, or (vi) in the opinion of counsel to the party, required to be disclosed under applicable Federal or state securities laws, or the rules of any national securities exchange, Nasdaq, or any over the counter market upon which the securities of the party are then traded. Each of the parties hereto agrees that it shall not disclose, and that it shall use its best efforts to prevent disclosure by any other Person of, any such confidential information to any Person for any purpose or reason whatsoever, except to authorized representatives of the Companies who agree to be bound by this confidentiality agreement. Notwithstanding, a party may use and disclose any such confidential information to the extent that a party may become compelled by Legal Requirements to disclose any such information; provided, however, that such party shall use all reasonable efforts and shall have afforded the other party the opportunity to obtain an appropriate protective order or other satisfactory assurance of confidential treatment for any such information compelled to be disclosed. In the event of termination of this Agreement, each party shall use all reasonable efforts to cause to be delivered to the other parties, and to retain no copies of, any documents, work papers and other materials obtained by such party or on such party's behalf during the conduct of the matters provided for in this Agreement, whether so obtained before or after the execution hereof. Each of the parties recognizes and agrees that violation of any of the agreements contained in this Section 15.1 will cause irreparable damage or injury to the parties, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, the parties shall be entitled to an injunction, without the necessity of posting bond therefor, restraining any further violation of such agreements. Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies the parties may have against each other. The provisions of this Section 15.1 shall survive any termination of this Agreement.

     15.2 No Publicity. Until the Closing or the termination of this Agreement in accordance with its terms, neither CET nor BMTS shall, directly or indirectly, issue any press release, or make any public statement, concerning the transactions contemplated by this Agreement without the prior written consent of CET (in the case of such a release or statement by BMTS) or of BMTS (in the case of such a release or statement by CET). This Section
15.2 shall not, however, preclude any party from making any disclosure required by applicable law, and in the event any party, or any officer, director, employee, agent or representative of a party, believes that any press release, public statement or other disclosure is so required, such party will notify and consult with the other parties with respect thereto as promptly as is practicable under the circumstances.

SECTION 16:  EXPENSES

     Each of the parties will pay all costs and expenses of its performance and compliance with this Agreement and the transactions contemplated hereby. In no event will any party to this Agreement be liable to any other party for incidental damages, lost profits, income tax consequences, lost savings or any other consequential damages, even if such party has been advised of the possibility of such damages, or for punitive damages, resulting from the breach of any obligation under this Agreement. The provisions of this
Section 16 shall survive any termination hereof.

SECTION 17: MISCELLANEOUS

     17.1 Attorney's Fees. In any action at law or in equity or in any arbitration proceeding, for declaratory relief or to enforce any of the provisions or rights or obligations under this Agreement, the unsuccessful party to such proceeding, shall pay the successful party or parties all statutorily recoverable costs, expenses and reasonable attorneys' fees incurred by the successful party or parties including without limitation costs, expenses, and fees on any appeals and the enforcement of any award, judgment or settlement obtained, such costs, expenses and attorneys' fees shall be included as part of the judgment. The successful party shall be that party who obtained substantially the relief or remedy sought, whether by judgment, compromise, settlement or otherwise.

     17.2 No Brokers. CET represents and warrants to BMTS and BMTS represents and warrants to CET, that, except as set forth on Section 17.2 of the Disclosure Schedule, neither it nor any party acting on its behalf has incurred any liability, either express or implied, to any "broker," "finder," financial advisor, employee or similar person in respect of any of the transactions contemplated hereby. CET agrees to indemnify BMTS against, and hold it harmless from, and BMTS agrees to indemnify CET against, and hold it harmless from, any liability, cost or expense (including, but not limited to, fees and disbursements of counsel) resulting from any agreement, arrangement or understanding made by such party with any third party, including employees of BMTS, for brokerage, finders' or financial advisory fees or other commissions in connection with this Agreement or the transactions contemplated hereby. The provisions of this Section 17.2 shall survive any termination of this Agreement.

     17.3 Survival and Incorporation of Representations. The representations, warranties, covenants and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery thereof for a period of eighteen months from the Closing, and all statements contained in any certificate or other document delivered by any party hereunder or in connection herewith shall be deemed to constitute representations and warranties made by that party to this Agreement.

     17.4 Incorporation by Reference. All Exhibits and the Disclosure Schedule to this Agreement and all documents delivered pursuant to or referred to in this Agreement are herein incorporated by reference and made a part hereof.

     17.5 Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to, or shall, confer any rights or remedies under, or by reason of, this Agreement, on any person other than the parties hereto and their respective and proper successors and assigns and indemnitees. Nothing in this Agreement shall act to relieve or discharge the obligation or liability of any third persons to any party to this Agreement.

     17.6 Amendments and Waivers. This Agreement may not be amended, nor may compliance with any term, covenant, agreement, condition or provision set forth herein be waived (either generally or in a particular instance and either retroactively or prospectively) unless such amendment or waiver is agreed to in writing by all parties hereto.

     17.7 Waiver. No waiver of any breach of any one of the agreements, terms, conditions, or covenants of this Agreement by the parties shall be deemed to imply or constitute a waiver of any other agreement, term, condition, or covenant of this Agreement. The failure of any party to insist on strict performance of any agreement, term, condition, or covenant, herein set forth, shall not constitute or be construed as a waiver of the rights of either or the other thereafter to enforce any other default of such agreement, term, condition, or covenant; neither shall such failure to insist upon strict performance be deemed sufficient grounds to enable either party hereto to forego or subvert or otherwise disregard any other agreement, term, condition, or covenants of this Agreement.

     17.8 Governing Law - Construction. This Agreement, and the rights and obligations of the respective parties, shall be governed by and construed in accordance with the laws of the State of Colorado. Notwithstanding the preceding sentence, it is acknowledged that each party hereto is being represented by, or has waived the right to be represented by, independent counsel. Accordingly, the parties expressly agree that no provision of this Agreement shall be construed against any party on the ground that the party or its counsel drafted the provision. Nor may any provision of this Agreement be construed against any party on the grounds that party caused the provision to be present.

     17.9 Representations and Warranties. The representations and warranties contained in Sections 9 and 11 of this Agreement shall survive the Closing Date and shall remain operative in full force and effect for eighteen months from the date of Closing regardless of any investigation at any time made by or on behalf of either CET or BMTS and shall not be deemed merged in any document or instrument so executed or delivered by either CET or BMTS.

     17.10 Notices. Any notice, communication, offer, acceptance, request, consent, reply, or advice (herein severally and collectively, for convenience, called "Notice"), in this Agreement provided or permitted to be given, served, made, or accepted by any party or person to any other party or parties, person or persons, hereunder must be in writing, addressed to the party to be notified at the address set forth below, or such other address as to which one party notifies the other in writing pursuant to the terms of this Section 17.10, and must be served by (i) telefax or other similar electronic method, or (i) depositing the same in the United States mail, certified, return receipt requested and postage paid to the party or parties, person or persons to be notified or entitled to receive same, or (iii) delivering the same in person to such party.

     Notice shall be deemed to have been given immediately when sent by telefax and confirmed received or other electronic method and seventy-two hours after being deposited in the United States mail, or when personally delivered in the manner herein above described. Notice provided in any manner not specified above shall be effective only if and when received by the party or parties, person or persons to be, or provided to be notified.

     All notices, requests, demands and other communications required or permitted under this Agreement shall be addressed as set forth below:

     If CET, to:               CET SERVICES, INC.
                               12503 E. Euclid Drive Number 30
                               Centennial, CO  80111
                               Fax: 720-875-9114

     With copy to:             Krys Boyle, P.C.
                               ATTN:  James P. Beck, Esq.
                               600 Seventeenth Street
                               Suite 2700 South Tower
                               Denver, CO 80202
                               Fax: 303-893-2882

     If BMTS or
     BMTS Shareholders to:     BIOMEDICAL TECHNOLOGY SOLUTIONS, INC.
                               9800 Mt. Pyramid Court # 350
                               Englewood, CO  80112
                               Fax (303) 653-0120

     With copy to:             Clifford L. Neuman, P.C.
                               Attn:  Clifford L. Neuman, Esq.
                               1507 Pine Street
                               Boulder, CO  80302
                               Fax:  (303) 449-1045

     Any party receiving a facsimile transmission shall be entitled to rely upon a facsimile transmission to the same extent as if it were an original. Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 17.10 for the giving of notice.

     17.11 Fax/Counterparts. This Agreement may be executed by telex, telecopy or other facsimile transmission, and such facsimile transmission shall be valid and binding to the same extent as if it were an original. Further, this Agreement may be signed in one or more counterparts, all of which when taken together shall constitute the same documents. For all evidentiary purposes, any one complete counter set of this Agreement shall be considered an original.

     17.12 Captions. The caption and heading of various sections and paragraphs of this Agreement are for convenience only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

     17.13 Severability. Wherever there is any conflict between any provision of this Agreement and any Governmental Requirement or judicial precedent, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law. In the event that any part, section, paragraph or clause of this Agreement shall be held by a court of proper jurisdiction to be invalid or unenforceable, the entire Agreement shall not fail on account thereof, but the balance of the Agreement shall continue in full force and effect unless such construction would clearly be contrary to the intention of the parties or would result in unconscionable injustice.

     17.14 Good Faith Cooperation and Additional Documents. The parties shall use their best good faith efforts to fulfill all of the conditions set forth in this Agreement over which it has control or influence. Each party covenants and agrees to cooperate in good faith and to enter into and deliver such other documents and papers as the other party reasonably shall require in order to consummate the transactions contemplated hereby, provided in each instance, any such document is in form and substance approved by the parties and their respective legal counsel.

     17.15 Specific Performance. The obligations of the parties under Sections 2 and 3 are unique. If either party should default in its obligations under said Section, the parties each acknowledge that it would be extremely difficult and impracticable to measure the resulting damages; accordingly, the non-defaulting party, in addition to any other available rights and remedies, may sue in equity for injunction (mandatory or prohibitive) or specific performance (all without the need to post a bond or undertaking of any nature), and the parties each expressly waive the defense that a remedy at law in damages is adequate.

     17.16 Assignment. Neither party may directly or indirectly assign or delegate, by operation of law or otherwise, all or any portion of its/their/his rights, obligations or liabilities under this Agreement without the prior written consent of all other parties, which consent may be withheld in their respective sole and absolute discretion. Any purported assignment or delegation without such consent shall be null and void.

     For purposes of this Section, the term "Agreement" shall include this Agreement and the Exhibits, the Disclosure Schedule and other documents attached hereto or described in this Section 17.16. This Agreement, and other documents delivered pursuant to this Agreement, contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior and contemporaneous agreements, letters of intent, representations, warranties, disclosures, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting that subject matter, including but not limited to the Original Agreement and Plan of Reorganization and the Amendment Agreements entered into by the parties.

     17.17 Time. Time is of the essence of this Agreement and each of its provisions.

                         SIGNATURE PAGE TO FOLLOW



     IN WITNESS WHEREOF, the parties have signed this Agreement and Plan of Merger the date and year first above written.


                             CET ACQUISITION CORP.
                             a Colorado corporation



                             /s/ Steven H. Davis
                             Steven H. Davis


                             CET SERVICES, INC.
                             a California corporation


                             /s/ Steven H. Davis
                             Steven H. Davis, President & CEO


                             BIOMEDICAL TECHNOLOGY SOLUTIONS, INC.
                             A Colorado corporation



                             /s/ Donald G. Cox    5/8/08
                             Donald G. Cox, President & CEO